Exhibit 10.07
PENTEGRA DEFINED CONTRIBUTION PLAN
FOR FINANCIAL INSTITUTIONS
16th Revision, Amended and Restated, Effective January 1, 2008
108 Corporate Park Drive
White Plains, N.Y. 10604

A tax-exempt, trusteed savings plan
established July 1, 1970
in order that eligible employees
of financial institutions and other organizations serving them may save and invest on a regular, long term basis.

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PURPOSE
The purpose of the Pentegra Defined Contribution Plan for Financial Institutions (the “Plan” or “Pentegra DC Plan”) is to provide Members of participating Employers with a convenient way to save on a regular and long term basis and, in addition to, or in lieu of such benefit, a benefit under a Profit Sharing Feature, all as elected by the Employer, and as set forth herein and in the Trust Agreement adopted as a part of this Plan. This Plan, as hereby amended and restated, and the Trust established hereunder, are intended to qualify as a plan and trust which meet the requirements of Sections 401(a), 401(k), and 501(a), respectively, of the Internal Revenue Code of 1986, as now in effect or hereafter amended, or any other applicable provisions of law including, without limitation, the Employee Retirement Income Security Act of 1974, as amended. The Plan is applicable to Members who earn one Hour of Employment on or after the Plan’s Effective Date unless specifically provided otherwise herein or otherwise required by applicable law. If a Member has not earned an Hour of Employment on or after the Plan’s Effective Date, the Member’s benefits shall be based on the Plan’s predecessor plan document. The Effective Date of this Plan, as herein amended and restated, is generally as of January 1, 2008, unless otherwise provided herein or under applicable law.

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ARTICLE I DEFINITIONS
The following words and phrases as used in this Plan shall have the following meanings:
1.	“Account” means the Plan account established and maintained in respect of each Member pursuant to Article V, including the Member’s 401(k) Account, Roth 401(k) Account, Regular Account, Rollover Account (including Profit Sharing Rollover Amounts), Safe Harbor CODA Account, and Profit Sharing Account.

2.	“Actual Deferral Percentage Test Safe Harbor” means the method described in Section 4(J) of Article III for satisfying the actual deferral percentage test of Section 401(k) (3) of the Code.

3.	“Actual Deferral Percentage Test Safe Harbor Contributions” means Employer matching contributions and non-elective contributions described in Section 4(J) of Article III.

4.	“Basic Amounts” means, with respect to a Member, the contributions made on behalf of the Member by the Employer pursuant to Article III, Section 2(B) and earnings thereon.

5.	“Beneficiary” means the person or persons designated to receive any amount payable under the Plan upon the death of a Member. Such designation may be made or changed only by the Member on a form provided by, and filed with, the Board prior to his death. If the Member is not survived by a Spouse and if no Beneficiary is designated, or if the designated Beneficiary predeceases the Member, then any such amount payable shall be paid to such Member’s estate upon his death.

6.	“Board” means the Board of Directors provided for in Article IX, Section 1.

7.	“Break in Service” means a Plan Year during which an individual has not completed more than 500 Hours of Employment, as determined by the Board in accordance with the IRS Regulations. Solely for purposes of determining whether a Break in Service has occurred, an individual shall be credited with the Hours of Employment which such individual would have completed but for a maternity or paternity absence, as determined by the Board in accordance with this Article I, Paragraph (7), the Code and the applicable regulations issued by the DOL and the IRS; provided, however, that the total Hours of Employment so credited shall not exceed 501 and the individual timely provides the Board with such information as it may require. Hours of Employment credited for a maternity or paternity absence shall be credited entirely (i) in the Plan Year in which the absence began if such hours of Employment are necessary to prevent a Break in Service in such year, or (ii) in the following Plan Year. For purposes of this Article I, Paragraph (7), maternity or paternity absence shall mean an absence from work by reason of the individual’s pregnancy, the birth of the individual’s child or the placement of a child with the individual in connection with the adoption of the child by such individual, or for purposes of caring for a child for the period immediately following such birth or placement.

8.	“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

9.	“Commencement Date” means the date on which an Employer begins to participate in the Plan.

10.	“Contribution Determination Period” means the Plan Year, fiscal year, or calendar or fiscal quarter, as elected by an Employer, upon which eligibility for and the maximum permissible amount of any contribution to the Profit Sharing Feature, as defined in Article III, Section 8, is determined. Notwithstanding the foregoing, for purposes of Article VI, Section 2(B), Contribution Determination Period means the Plan Year.

11.	“Disability” means a Member’s disability as defined in Article VII, Section 4.

12.	“DOL” means the United States Department of Labor.

13.	“Employee” means any person in the Employment of, and who receives a salary from, an Employer, and any leased employee within the meaning of Section 414(n)(2) of the Code, unless the Employer elects to exclude leased employees from participation of the Plan under Article II, Section 2(H). Notwithstanding the foregoing, if such leased employees constitute less than twenty percent (20%) of the Employer’s Non-highly compensated workforce within the meaning of Section 414(n)(5)(C)(ii) of the Code, such leased employees are not Employees if they are covered by a plan meeting the requirements of Section 414(n)(5)(B) of the Code. A director of the Employer is not eligible to participate in the Plan unless he is also an Employee.

14.	“Employer” means any entity which has adopted the Plan in accordance with Article II, Section 1.

15.	“Employment” means all periods of service with an Employer commencing with the Employee’s first day of employment or reemployment and ending on the date a break in service begins. The first day of employment or reemployment is the first day the Employee performs an hour of service. An Employee will also receive credit for any period of severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days.

Hour of service shall mean each hour for which an Employee is paid or entitled to payment for the performance of duties for an Employer.

For purposes of this Section 15, break in service is a period of severance of at least 12 consecutive months.

Period of severance is a continuous period of time during which the Employee is not employed by an Employer. Such period begins on the date the Employee retires, quits or is discharged or, if earlier, the 12 month anniversary of the date on which the Employee was otherwise first absent from service.

If an Employer is a member of an affiliated service group (under Section 414(m) of the Code), a controlled group of corporations (under Section 414(b) of the Code), a group of trades or businesses (under Section 414(c) of the Code), or any other entity required to be aggregated with the Employer pursuant to section 414(o) of the Code, service will be credited for any employment for any period of time for any other member of such group. Service will also be credited for any individual required under section 414(n) or section 414(o) to be considered an employee of any Employer aggregated under section 414(b), (c), or (m).

In the case of an Employee who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a break in service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

Solely for purposes of determining vesting, “Employment” shall include service performed by an individual for an Employer or members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)), of which the Employer is a member, during the period such individual is not a member of a class of Employees otherwise eligible to participate in the Plan.

16.	“Enrollment Date” means the date on which an Employee becomes a Member as provided under Article II, Section 2.

17.	“ERISA” means the Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended.

18.	“401(k) Account” means the Plan account established and maintained in respect of a Member pursuant to Article III, Section 4 and Article V, and shall include all amounts (and earnings thereon) credited thereto on behalf of the Member pursuant to the provisions of Article III. Unless specified otherwise, the term “401(k) Account” shall also include a Member’s Roth 401(k) Account.

19.	“401(k) Elective Deferral” means a Member’s pre-tax elective Salary deferrals pursuant to Article III, Section 4 and a Member’s Roth Elective Deferrals pursuant to Article III, Section 4(D).

20.	“Highly Compensated Employee” or “Highly Compensated Member” means an Employee or a Member (i) who is a 5 percent owner at any time during the look-back year or determination year, or (ii) (a) who is employed during the determination year and who during the look-back year received compensation from the Employer in excess of $105,000 (in 2008) (as adjusted pursuant to the Code and Regulations for changes in the cost of living), and (b) if elected by the Employer was in the top-paid group of Employees for such look-back year.

For this purpose, the determination year shall be the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year.

The top-paid group shall consist of the top 20 percent of the Employees when ranked on the basis of compensation paid by the Employer.

The determination of who is a Highly Compensated Employee will be made in accordance with Section 414(q) of the Code and the IRS Regulations thereunder.

21.	“Hour of Employment” means
(A) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer. These hours will be credited to the Employee for the computation period in which the duties are performed; and
(B) Each hour for which an Employee is paid, or entitled to payment, by an Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Employment will be credited under this Subsection (B) for any single continuous period (whether or not such period occurs in a single computation period). Hours under this Subsection (B) will be calculated and credited pursuant to Section 2530.200b-2 of the DOL Regulations which is incorporated herein by this reference; and
(C) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer. The same Hours of Employment will not be credited both under Subsection (A) or (B), as the case may be, and under this Subsection (C). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.
Hours of Employment will be credited for employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)), of which the Employer is a member, and any other entity required to be aggregated with such Employer pursuant to Code Section 414(o).
Hours of Employment will also be credited for any individual considered an Employee for purposes of the Plan under Code Section 414(n) or Section 414(o).
Solely for purposes of determining eligibility to participate, “Hour of Employment” shall include service performed by an individual for an Employer or members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)), of which the Employer is a member, during the period such individual is not a member of a class of Employees otherwise eligible to participate in the Plan.
22.	“IRS” means the United States Internal Revenue Service.

23.	“Leave of Absence” means an absence authorized by an Employee’s Employer on a uniform basis, in accordance with Article X, Section 8.

24.	“Matching Amounts” means, with respect to a Member, the contributions made on behalf of the Member by the Employer pursuant to Article III, Section 2(A) and earnings thereon.

25.	“Member” means an Employee enrolled in the membership of the Plan under Article II, Section 2. Notwithstanding the foregoing, Member shall include a former Member, except for purposes of Article III (other than Section 6 thereof) of the Plan.

26.	“Month” means any calendar month.

27.	“Non-highly Compensated Employee” means an Employee who is not a Highly Compensated Employee.

28.	“Normal Retirement Age” means the Member’s sixty-fifth (65th) birthday.

29.	“Plan” or “Pentegra DC Plan” means the Pentegra Defined Contribution Plan for Financial Institutions established herein and as from time to time amended.

30.	“Plan Year” means a 12 month period ending December 31.

31.	“Profit Sharing Account” means the Plan account established in respect of each Member pursuant to Article III, Section 8(B)(2) and Article V which shall be maintained separate from any other Account established in respect of such Member under the Plan. Except as otherwise indicated under the Plan, a Member’s Profit Sharing Account shall not include his Profit Sharing Rollover Amounts.

32.	“Profit Sharing Rollover Amounts” means, with respect to an Employee or Member whose Employer participates in the Plan solely under Article III, Section 8 (Profit Sharing Feature), any amounts (and earnings thereon) transferred or contributed on behalf of such Employee or Member pursuant to Article III, Section 6(C).

33.	“Qualified Default Investment Alternative” or “QDIA” means an investment alternative under Article IV, Section 2 that satisfies the requirements of Section 404(c)(5) of ERISA and U.S. Department of Labor Regulations Section 2550.404c-5(e), and any guidance issued thereunder, and which has been approved by the Board.

34.	“Regular Account” means the Plan account established and maintained in respect of a Member pursuant to Article III, Section 2(C) and Article V, and shall include all amounts (and earnings thereon) credited thereto on behalf of the Member pursuant to the provisions of Article III.

35.	“Regulations” means the applicable regulations issued under the Code, ERISA or other applicable law, by the IRS, the DOL or any other governmental authority and any proposed or temporary regulations or rules promulgated by such authorities pending the issuance of such regulations.

36.	“Rollover Account” means the Plan account established in respect of each Member pursuant to Article III, Section 6(C) and Article V which shall be maintained separate from any other Account established in respect of such Member under the Plan. For purposes of Article III, Section 4(H), Article VII, Sections 1 and 2, and Article VIII, a Member’s Rollover Account shall not include his Profit Sharing Rollover Amounts unless otherwise indicated therein.

37.	“Roth Elective Deferral” means an elective deferral that is: (a) designated irrevocably by the Member at the time of the cash or deferred election as a Roth contribution that is being made in lieu of all or a portion of the pre-tax elective deferrals the Member is otherwise eligible to make under the Plan; and (b) treated by the Employer as includible in the Member’s income at the time the Member would have received that amount in cash if the Member had not made a cash or deferred election.

38.	“Roth 401(k) Account” means the Plan account established and maintained in respect of a Member pursuant to Article III, Section 4(D) and Article V, and shall include all amounts (and earnings thereon) credited thereto on behalf of the Member pursuant to the provisions of Article III, Section 4(D) and including Roth Elective Deferrals made pursuant to an Employer’s automatic enrollment program under Article III, Section 10, where such automatic 401(k) Elective Deferrals are Roth Elective Deferrals.

39.	“Safe Harbor CODA Account” means the Plan account established in respect of each Member pursuant to Article III, Section 4(J) and Article V which shall be maintained separate from any other Account established in respect of such Member under the Plan.

40.	“Salary” means regular basic monthly (or other periodic) salary or wages, exclusive of special payments such as overtime, bonuses, fees, deferred compensation (other than amounts deferred pursuant to a Member’s election under Article III, Section 4), severance payments, and contributions by the Employer under this or any other plan (other than before tax contributions made on behalf of a Member under a Code Section 125 cafeteria plan or contributions made under Code Section 132(f), unless the Employer specifically elects to exclude such contributions). Commissions shall be included at the Employer’s option within such limits, if any, as may be set by the Employer and applied uniformly to all its commission Employees. In addition, Salary may also include, at the Employer’s option, special payments such as (i) overtime or (ii) overtime plus bonuses. If an Employer elects to generally include bonuses in the definition of Salary, the Employer may nevertheless elect to exclude a particular type of bonus (e.g, long term incentive compensation payments), provided such exclusion is applied uniformly to all its Employees.

If an Employer elects to include the special payments enumerated in (i) or (ii) above in the definition of Salary or, if the Employer elects to include commissions in the definition of Salary, such Salary shall be determined based on the amounts received by the Member during the relevant determination period. Otherwise, unless an Employer specifically requests to include Salary changes received by a Member during the relevant determination period and is granted permission by the Board, a Member’s monthly Salary rate is one twelfth of his annual Salary rate as of each January 1. If commissions are included in Salary, unless an Employer specifically requests to include commissions received by a Member during the relevant determination period and is granted permission by the Board, they shall be calculated on a uniform basis based on the commissions received by the Member during the 12 month period prior to the determination period. As an alternative to the foregoing definition, at the Employer’s option, Salary may be defined to include total taxable compensation reported on the Member’s IRS Form W-2, plus deferrals, if any, pursuant to Section 401(k) of the Code, Section 125 of the Code, and Section 132(f) of the Code (unless the Employer specifically elects to exclude such Section 125 and Section 132(f) deferrals), but excluding the payment of compensation deferred from previous years. In no event, may a Member’s Salary for any Plan Year exceed for purposes of the Plan $200,000 or, effective January 1, 1994, $150,000 (adjusted for cost of living to the extent permitted by the Code and the IRS Regulations).

For Plan Years beginning after December 31, 1996, the family member aggregation rules of Code Section 414(q)(6) (as in effect prior to the Small Business Job Protection Act of 1996) are eliminated.

The annual Salary of each Member taken into account in determining allocations, shall not exceed $230,000 (in 2008) as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code.

41.	“Spouse” or “Surviving Spouse” means the individual to whom a Member or former Member was married on the date such Member withdraws his Account, or if such Member has not withdrawn his Account, the individual to whom the Member or former Member was married on the date of his death.

42.	“Supplemental Amounts” means, with respect to a Member, the contributions made on behalf of the Member by the Employer pursuant to Article III, Section 3 and earnings thereon.

43.	“Trustee” means the Trustee or Trustees provided for in Article IX, Section 2.

44.	“Trust Fund” means the Trust Fund or Funds established by the Trust Agreement or Agreements provided for in Article IX, Section 2.

45.	“Unit” means the unit of measure described in Article V of a Member’s proportionate interest in the Plan’s Investment Funds.

46.	“Valuation Date” means any business day of any month for the Trustee, except that in the event the underlying portfolios of any Investment Fund cannot be valued on such date, the Valuation Date for such Investment Fund shall be the next subsequent date on which the underlying portfolio(s) can be valued. Valuations shall be made as of the close of business on such valuation date(s).

47.	“Year of Employment” means a 12-month period of Employment.

48.	“Year of Service” means any Plan Year during which an individual completed at least 1,000 Hours of Employment, or satisfied any alternative requirement, as determined by the Board in accordance with any applicable regulations issued by the DOL and the IRS.

49.	The masculine pronoun wherever used shall include the feminine pronoun.

ARTICLE II PARTICIPATION AND MEMBERSHIP
Section 1. Employer Participation
Any financial institution, or other organization serving it, may apply to the Board for participation in the Plan if: (A) as of its Commencement Date and in accordance with Section 410(b) of the Code and the IRS Regulations (i) the percentage of Non-highly Compensated Employees who will benefit under the Plan is at least 70% of the percentage of Highly Compensated Employees who will benefit under the Plan (excluding such employees as are permitted to be excluded under IRS Regulations), or (ii) the average benefit percentage test (as defined in Section 410(b)(2) of the Code and the IRS Regulations) will be satisfied with respect to the Employer. The applicant shall submit the formal application and all required information, and the Board, in its discretion, shall decide upon admittance and determine the Commencement Date. The Board may, in its discretion and at such times as it may determine, require an affirmative showing by an Employer of its continued compliance with the requirements of Section 410(b) of the Code and IRS Regulations. Initial and continued participation shall be subject to the determination of the IRS that the Plan and the Trust Fund are tax qualified and tax exempt under Sections 401(a) and 501(a) of the Code, respectively. In addition, any Employee who participated in the Plan but who has been transferred to a governmental or quasi-governmental agency serving the financial industry shall, notwithstanding anything to the contrary in this Section, be permitted to continue to participate in the Plan; provided that, in such case, such Employee’s employing agency has adopted the Plan.
An Employer may, at its option, subject to the provisions of the Plan, adopt different Plan features and provisions (basis of participation) for different definable groups of employees, including for employees acquired pursuant to a merger or acquisition. The Employer will be required to demonstrate that this Section 1 and all other applicable Code and IRS Regulations continue to be satisfied following the adoption of different bases of participation for separate and definable groups of employees.
Section 2. Employee Membership
(A)	Employer contributions on behalf of any Member shall be conditioned upon the Member making contributions under Article III, Section 1, except in the case of the basic contribution feature described in Article III, Section 2; the supplemental contribution feature (Formula (2)) described in Article III, Section 3; the 401(k) Feature described in Article III, Section 4(B); the Safe Harbor CODA non-elective contribution feature described in Article III, Section 4(J); or the Profit Sharing Feature described in Article III, Section 8.

(B)	Every Employee (other than Employees who, at the election of the Employer, are excluded from participation under this Section 2) shall be eligible for membership in the Plan on the later of:
(1)	His Employer’s Commencement Date, or

(2)	The first day of the month, or, at the election of the Employer, the first day of the calendar quarter, coincident with or next following his satisfaction of one or more of the eligibility requirements described hereunder, as designated by his Employer: (i) the Employee’s first day of Employment; (ii) the completion of any number of months not to exceed 12 consecutive months or (iii) the completion of one Year of Service or two Years of Service, and/or (iv) if the Employer so elects, it may adopt a minimum age requirement from age 18 to age 21. An Employer, at its election and in a uniform and nondiscriminatory manner, may waive the eligibility requirement(s) for participation specified under this paragraph (B) for (1) all Employees, or (2) all those Employees employed on or up to 12 months after the Employer’s Commencement Date under the Plan.

The eligibility requirement(s) designated by the Employer shall apply uniformly to all Plan Features elected by the Employer. Notwithstanding the foregoing, the Employer may elect to establish as an eligibility requirement (as a minimum service requirement, minimum age requirement, or both) for Employer matching contributions, Employer basic contributions, Employer supplemental contributions, Employer Safe Harbor CODA contributions, and/or Employer Profit Sharing contributions (i) the completion of any number of months not to exceed 12 consecutive months, or (ii) the completion of one 12-consecutive-month period, and/or (iii) if the Employer so elects, it may adopt a minimum age requirement from age 18 to age 21. If, pursuant to Section 410(b)(4)(B), the Employer applies Code Section 410(b) separately to the portion of the Plan (within the meaning of Code Section 414(l)) that benefits only Employees who satisfy the eligibility requirements of this Section 2 that are lower than age twenty-one (21) and completion of a Year of Service, the Plan is treated as two separate plans for purposes of Code Section 401(k). Accordingly, if the Employer elects to make a Safe Harbor CODA contribution, then such contribution shall not be made on behalf of Employees who have not attained age twenty-one (21) and completed a Year of Service. However, in such a case, Section 401(k) Elective Deferrals and the matching contribution made pursuant to Article III, Section 2(A) on behalf of those Employees must satisfy Article III, Sections 4(E), (F) and (G) and Article III, Section 7.

Subject to the requirements of the Code, where an Employee who participated as a Member under the Plan terminates employment with an Employer and thereafter is reemployed by the same (or a different) Employer, such Employee, subject to any applicable break in service rules, shall participate immediately upon returning to employment with respect to the Profit Sharing Feature and the Basic and Supplemental Employer Contribution and shall participate on the next applicable payroll date with respect to Member Contributions, Matching Employer Contributions, Safe Harbor Employer Contributions and the 401(k) Feature, as and to the extent any such contribution feature is then maintained by such Employee’s Employer and the Member has satisfied the eligibility requirements for receiving such Employer contributions. In the case of an Employer that adopts a 401(k) Feature under Article III, Section 4, the eligibility requirement(s) under such Feature, and any other Plan Feature adopted by the Employer in addition to the 401(k) Feature, shall not exceed the period described in clause (i) above, and, at the election of the Employer, attainment of an age as elected by the Employer from age 18 to age 21 as described in clause (iii) above. In the event a Member is no longer part of an eligible class of Employees and thus becomes ineligible to participate in the Plan, such Employee, subject to any applicable break in service rules, shall participate immediately upon returning to an eligible class of Employees with respect to the Profit Sharing Feature and the Basic and Supplemental Employer Contribution and shall participate on the next applicable payroll date with respect to Member Contributions, Matching Employer Contributions, Safe Harbor CODA contributions, and the 401(k) Feature, as and to the extent any such contribution feature is then maintained by such Employee’s Employer and the Member has satisfied the eligibility requirements for receiving such Employer contributions.

(C)	Where an Employer designates a one Year of Service or two Years of Service eligibility requirement, an Employee must complete at least 1,000 Hours of Employment during each 12-consecutive-month eligibility computation period (measured from his date of Employment and then from each January 1, thereafter). Where an Employer designates an eligibility waiting period of less than 12 months, an Employee must, for purposes of eligibility, complete a required number of hours (measured from his date of Employment and each anniversary thereafter) which is arrived at by multiplying the number of months of the eligibility waiting period requirement by 83 ; provided, however, if the Employee completes at least 1,000 Hours of Employment during the 12-consecutive-month eligibility computation period (measured from his date of Employment and then from each January 1 thereafter) the Employee shall be deemed to satisfy the eligibility waiting period designated by the Employer.
(D)	(1)	The Employer shall notify each Employee of his membership in the Plan and shall furnish him with an enrollment application in order that he may elect to make or receive contributions on his behalf under Article III at the earliest possible date consonant with this Article.

	(2)	All Employees whose Employment commences after the expiration date of the Employer’s waiver of the eligibility requirement(s) shall be enrolled in the Plan in accordance with the eligibility requirement(s) designated in Paragraph (B) above.

	(3)	If it is determined that an Employee who is eligible to be enrolled has, for any reason, not been so notified, such Employee shall be furnished an application by his Employer and be retroactively enrolled, in accordance with the Plan and applicable law, as of the date he first became eligible, upon receipt by the Board of the application properly executed. In accordance with the Plan and applicable law, the Employer may be required to make certain contributions, and the Employee may, at his election, make any contributions he could have made, had the Employee been enrolled on such earlier date. The Account of an Employee who is retroactively enrolled shall, upon such enrollment, consist solely of the number of Units which, as of the Valuation Date coincident with or next following such enrollment, may be credited to him pursuant to Article V based upon the amount of contributions received by the Board.
(E)	An Employee shall become a Member on his Enrollment Date which shall be the date on which he becomes eligible. However, no person shall under any circumstances become a Member unless and until his enrollment application is filed with, and accepted by, the Plan. If an Employee fails to complete the enrollment form furnished to him, the Employer shall do so on his behalf.

(F)	At the option of the Employer, an Employee who is employed on or prior to his Employer’s Commencement Date may make a one time election to waive participation in the Plan on the Employer’s Commencement Date.

(G)	Membership under all provisions of the Plan shall terminate upon the earlier of (a) a Member’s termination of Employment and payment to him of his entire vested interest, or (b) his death.

(H)	The following Employees, at the Employer’s election, may be excluded from participation in the Plan:
(i)	Employees who are included in a unit of Employees covered by a collective bargaining agreement between the Employee representatives and one or more Employers if there is evidence that retirement benefits were the subject of good faith bargaining between such Employee representatives and such Employer(s). For this purpose, the term “Employee representative” does not include any organization where more than one-half of the membership is comprised of owners, officers and executives of the Employer;

(ii)	Employees who are non-resident aliens and who receive no earned income from the Employer which constitutes income from sources within the United States;

(iii)	Employees who are employed on an hourly basis. Notwithstanding, if the Employee is employed on an hourly basis following the adoption date of the Plan by the Employer, but prior to the adoption of an hourly exclusion by his Employer, such employee shall will continue to receive benefits on the same basis as a regular salaried Member, despite classification as an hourly employee unless the employee is otherwise excluded from participation in the Plan at the election of the Employer under this Section 2(H). In the event an individual who was not part of an eligible class of Employees becomes part of an eligible class, such individual will be eligible to participate in the Plan in accordance with the provisions of this Article II;

(iv)	Employees who are not regular full-time or part-time Employees (Flex Staff Employees);

(v)	Leased Employees within the meaning of Section 414(n)(2) of the Code; and

(vi)	Employees hired under a written agreement which precludes membership and provides for a specific period of employment not in excess of one year.

ARTICLE III CONTRIBUTIONS
Section 1. Contributions by Members
A Member of an Employer may elect to make contributions under the Plan (in 1% increments) up to a maximum percentage specified by the Employer not to exceed 100% of his Salary. Each Employer shall elect whether: (A) its Members’ contributions must be based on a percentage of Salary (in 1% increments); (B) its Members’ contributions must be based on a flat dollar amount of Salary; or (C) to permit its Members to make contributions based on either a percentage or flat dollar amount of Salary. A Member may change his contribution rate or suspend his contributions at any time, but reduced or suspended contributions may not subsequently be made up.
Section 2. Regular Contributions by Employer
(A)	Matching Employer Contributions

Under this Section, an Employer shall contribute to the Plan on behalf of each of its Members (subject to any possible suspension under Article VII) an amount equal to a percentage (as specified by the Employer) of the Member’s contributions (determined, if elected by the Employer, on the basis of the Plan Year) not in excess of a maximum of 50% (as specified by the Employer) of his Salary. Such contributions, unless otherwise elected by the Employer, shall be made on a payroll period basis. Notwithstanding, the Employer may elect to determine Employer matching contributions based upon the entire Plan Year. A Member’s Salary and any limitation on matching contributions shall be applied based upon the applicable payroll period, unless the Employer elects to determine matching contributions based upon the Plan Year. In such instance, a Member’s Salary and the applicable limits for the entire Plan Year shall be used to determine Employer matching contributions.

The percentage chosen by the Employer shall be in accordance with the schedule of contribution formulas listed below. Such contribution formula must be uniformly applicable to all its Members on a payroll period basis (or on the basis of such other period as elected by the Employer), except where the Employer has elected to provide a separate basis of participation for different definable groups of employees under the Plan.

Formula 0	-	0% of the Member’s contributions.

Formula 25	-	25% of the Member’s contributions.

Formula 50	-	50% of the Member’s contributions.

Formula 75	-	75% of the Member’s contributions.

Formula 100	-	100% of the Member’s contributions.

Formula Step (1)	-	(i)	50% of the Member’s contributions through the third year of Employment.

		(ii)	75% of the Member’s contributions during the fourth and fifth years of Employment.

		(iii)	100% of the Member’s contributions upon completion of 5 or more years of Employment.

Formula Step (2)	-	(i)	100% of the Member’s contributions through the third year of Employment.

		(ii)	150% of the Member’s contributions during the fourth and fifth years of Employment.

		(iii)	200% of the Member’s contributions upon completion of 5 or more years of Employment.

Formula Step (3)	-	A percentage of the Member’s contributions chosen by the Employer through the Member’s third year of Employment with an increased percentage of the Member’s contributions as elected by the Employer to apply during the fourth and fifth years of Employment and a further increased percentage of the Member’s contributions to apply upon completion of 5 or more years of Employment.

Formula 150	-	150% of the Member’s contributions.

Formula 200	-	200% of the Member’s contributions.
Notwithstanding the matching formulas provided above, an Employer may at its option, specify the percentage of the Member’s contributions which will be matched by the Employer.
(B)	Basic Employer Contributions

An Employer may, at its option, make a basic contribution equal to a uniform percentage (as specified by the Employer) of each of its Members’ Salaries for each month or payroll period, as applicable, provided that in no event shall such percentage exceed 15%. The percentage so specified may be elected or changed by the Employer by filing a properly completed form with the Pentegra DC Plan Office. No more than one such change may be made by an Employer during any year. An employer may restrict the allocation of such basic contribution to those Members who were employed with the Employer on the last working day of the month or payroll period for which the basic contribution is made.

At the election of the Employer, any basic contribution shall be credited to its Members’ 401(k) Accounts or Regular Accounts on a uniform basis.

(C)	Regular Accounts

A Regular Account shall be established and maintained for each Member on whose behalf contributions are made to the Plan pursuant to Section 1 or 2 of this Article.

Section 3. Supplemental Contributions by Employer
An Employer may, at its option, make a supplemental contribution under Formula (1) or (2) below:
Formula (1) - A uniform percentage (as specified by the Employer) of each Member’s contributions not in excess of a maximum percentage (if the Employer elects to impose such a maximum) of the Member’s Salary which were received by the Plan during the preceding Plan Year. Such supplemental contribution may be made on or before the last day of February in any year on behalf of all those Members who were in its employ on the last working day of the preceding Plan Year. For purposes of this Section, Members on a Type 1 non-military Leave of Absence (as defined under Article I, Paragraph (23) and Article X, Section 8(B)(1)), or a Type 4 military Leave of Absence (as defined under Article I, Paragraph (23) and Article X, Section 8(B)(4)), shall be deemed employed on the last working day of such preceding Plan Year.
Formula (2) - A uniform dollar amount per Member or a uniform percentage limited to a specific dollar amount, if elected by the Employer, of each Member’s Salary (i) for the preceding Plan Year or fiscal year, regardless of whether the Member was eligible to participate in the Plan during the entire Plan Year (or fiscal year), or (ii) if an Employer so elects with respect to all of its Members, for the portion of the preceding Plan Year (or fiscal year) during which the Member was eligible to participate in the Plan. Such supplemental contribution may be made within the time prescribed by law, including extensions of time, for filing of the Employer’s federal income tax return on behalf of all those Members who were in its employ on the last working day of the preceding Plan Year (or, at the Employer’s option, the Employer’s fiscal year). Notwithstanding anything herein to the contrary, Employer contributions under Article III, Sections 2(A) and 2(B) and Formula 2 of this Article III, Section 3 shall not exceed, in the aggregate, 25% of the Member’s Salary for such Plan Year. The Employer may, at its option, elect to make a contribution under this paragraph to only those Members whose Salary is less than an amount to be specified by the Employer to the extent that such Salary limit is less than the dollar amount under Section 414(q) of the Code for such year.
For purposes of this Section, Members on a Type 1 non-military Leave of Absence (as defined under Article I, Paragraph (23) and Article X, Section 8(B)(1)), or a Type 4 military Leave of Absence (as defined under Article I, Paragraph (23) and Article X, Section 8(B)(4)), shall be deemed employed on the last working day of such preceding Plan Year (or fiscal year). The percentage contributed under this Formula (2) shall be limited in accordance with the Employer’s matching formula and basic contribution rate under Section 2 of this Article such that the sum of the Employer’s Formula (2) supplemental contribution plus the Employer basic contribution and the maximum Employer matching contribution under Section 2 of this Article shall not exceed 15% of Salary for such year.
At the election of the Employer, any supplemental contribution shall be credited either to its Members’ 401(k) Accounts (but not to the Member’s Roth 401(k) Account) or Regular Accounts on a uniform and nondiscriminatory basis.

Section 4. 401(k) Features
(A)	An Employer may, at its option, adopt either the 401(k) Feature under Paragraph (B) of this Section or one of the 401(k) Features described in Paragraph (C) of this Section. In addition, an Employer may elect, in conjunction with electing a Paragraph (B) or Paragraph (C) 401(k) Feature, a Roth Elective Deferral feature under Paragraph (D). Under any 401(k) Feature, there shall be established for each of its Members a “401(k) Account.” A Member’s 401(k) Account shall be invested pursuant to his overall directions under Article IV but maintained separately from his Regular Account (consisting of the value of contributions made under Sections 1 and 2 of this Article). Based on the Employer’s election in accordance with Article III, Section 1, a Member contributing under this 401(k) feature shall be permitted to make deferrals based upon a uniform percentage (in whole percentages), or flat dollar amount of his Salary, as his Employer shall elect, so that the Member reaches the Code Section 402(g) limit by the end of the Plan Year. Should such Member not reach the 402(g) limit by the last contribution reporting period, the Member will be permitted to make a final 401(k) Elective Deferral which will enable a Member to precisely reach the limit under 402(g) of the Code. Such final contribution may be made based on a percentage of the Member’s compensation which is not a whole percentage. Notwithstanding anything in this Article III, Section 4 to the contrary, and in accordance with IRS Regulation Section 1.401(k)- 1(a)(3)(iii), Member contributions may not be made prior to the Member’s performance of services with respect to which the Member contributions are made or, if earlier, when the compensation on which the Member contribution is based would be currently available.

(B)	Option 1 - Under the 401(k) Feature provided in this Paragraph (B), each Member may elect to defer 1% up to a maximum percentage specified by the Employer not to exceed 100% (in 1% increments) of his Salary or, subject to Article III, Section 3, a flat dollar amount of his Salary, or, if permitted by the Employer, either a percentage of his Salary or flat dollar amount, as the Member shall elect, and direct his Employer to contribute such amount to his 401(k) Account. Such deferral to the 401(k) Account shall reduce the Member’s contribution under Section 1 of this Article.

The Employer shall contribute to each Member’s 401(k) Account an amount equal to 2% of his Salary not in excess of $3,750, subject to Article X, Section 1 of the Plan, unless the Member has deferred amounts of his Salary pursuant to the preceding paragraph, in which case the Employer’s 2% contribution will be allocated to the Member’s Regular Account. The amount which the Employer would otherwise be required to contribute with respect to each Member under Section 2 of this Article shall be reduced, but not below zero, by the amount which it contributes with respect to the Member under this Paragraph (B). Notwithstanding anything in this Paragraph to the contrary, should a Member’s deferrals to the 401(k) Account reach the maximum specified under the provisions of Paragraph (I) below in any Plan Year, the Employer’s 2% contribution will be allocated to the Member’s Regular Account for the remainder of such Plan Year.

The Employer, at its option, may adopt either of the two additional 401(k) Features described below:
(C)	Option 2 - Under this Feature, each Member may elect to make deferrals to his 401(k) Account and/or contributions to his Regular Account in an amount of 1% of, or subject to Article III, Section 1, a flat amount of, Salary, or, if permitted by the Employer, either a percentage of his Salary or flat dollar amount, up to a maximum percentage specified by the Employer not to exceed 100% (in 1% increments) of his Salary, except that amounts deferred to the 401(k) Account shall reduce the Member’s contribution under Section 1 of this Article. Amounts contributed under this Option 2 may be allocated between the 401(k) Account and/or the Regular Account based on multiples of 1%. Notwithstanding anything herein to the contrary, a Member making a Roth 401(k) Elective Deferral may only make such deferral to his 401(k) Account.

If so adopted, Employer contributions under the Plan, which shall be made on behalf of each Member in an amount equal to a percentage of the Member’s 401(k) Elective Deferrals to his 401(k) Account and contributions to his Regular Account as specified by the Employer under Section 2 of Article III of his Salary, shall first be allocated to a Member’s 401(k) Account until total Member deferrals and Employer contributions allocated to the Member’s 401(k) Account equal a percentage specified by the Employer. Thereafter, the Employer contributions, with respect to both Member 401(k) Elective Deferrals and Regular contributions, shall be contributed to the Member’s Regular Account in an amount pursuant to the percentage elected in the preceding sentence.

Notwithstanding the Employer election made under this Option 2, if the Member has deferred amounts of his Salary equal to the maximum specified under the provisions of Paragraph (I) below, the Employer shall contribute the remaining Employer contributions to the Member’s Regular Account.

Option 3 - Under this Feature each Member may make deferrals to his 401(k) Account, but not contributions to his Regular Account. The Employer shall contribute under the Plan on behalf of each Member an amount equal to a percentage, specified by the Employer under Section 2 of Article III, of the Member’s 401(k) Elective Deferrals to his 401(k) Account. The Employer’s contributions under this Feature shall be made to the Member’s Regular Account.

(D)	Roth Elective Deferrals.
(1)	General Application.
(a)	This subsection will apply to contributions beginning June 1, 2006.

(b)	As of June 1, 2006, if an Employer so elects, the Plan will accept Roth Elective Deferrals made on behalf of Members. A Member’s Roth Elective Deferrals will be allocated to a separate account maintained for such deferrals as described in Paragraph (D)(2).

(c)	Unless specifically stated otherwise or as provided under applicable law, Roth Elective Deferrals will be treated as elective deferrals for all purposes under the Plan.

(2)	Separate Accounting.
(a)	Contributions and withdrawals of Roth Elective Deferrals will be credited and debited, respectively, to the Roth 401(k) Account maintained for each Member.
(b)	The Plan will maintain a record of the amount of Roth Elective Deferrals in each Member’s Roth 401(k) Account.

(c)	Gains, losses and other credits or charges must be separately allocated on a reasonable and consistent basis to each Member’s Roth 401(k) Account and the Member’s other Accounts under the Plan.

(d)	No contributions other than Roth Elective Deferrals and properly attributable earnings will be credited to Member’s Roth 401(k) Account.
(E)	The actual deferral percentages for Highly Compensated Employees shall, in accordance with the Code and IRS Regulations, satisfy either (1) or (2) as follows:
(1)	Prior Year Testing:

Notwithstanding any other provision of this Section 4, the actual deferral percentage for a Plan Year for Highly Compensated Employees for such Plan Year and the prior year’s actual deferral percentage for Members who were Non-highly Compensated Employees for the prior Plan Year must satisfy one of the following tests: (a) the actual deferral percentage for a Plan Year of those Employees who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s actual deferral percentage of those Members who are Non-highly Compensated Employees for the prior Plan Year multiplied by 1.25; or (b) the actual deferral percentage for a Plan Year for Members who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s actual deferral percentage for Members who were Non-highly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the actual deferral percentage for Members who are Highly Compensated Employees does not exceed the actual deferral percentage for Members who were Non-highly Compensated Employees in the prior Plan year by more than 2 percentage points.

For the first Plan Year that the Plan permits any Member to make elective deferrals and this is not a successor plan, for purposes of the foregoing tests, the prior year’s Non-highly Compensated Employees’ actual deferral percentage shall be 3 percent unless the Employer has elected to use the current Plan Year’s actual deferral percentage for these Members. The Employer may elect to change from the Prior Year Testing method to the Current Year Testing method in accordance with the Code and IRS Regulations.

(2)	Current Year Testing:

If elected by the Employer, the actual deferral percentage tests in (a) and (b) above, will be applied by comparing the current Plan Year’s actual deferral percentage for Members who are Highly Compensated Employees for such Plan Year with the current Plan Year’s actual deferral percentage for Members who are Non-highly Compensated Employees for such year. Once made, this election can only be changed and the Prior Year Testing method applied if the Plan meets the requirements for changing to Prior Year Testing set forth in applicable IRS regulations.

For purposes of this Section 4, the “actual deferral percentage” for a Plan Year means, for a specified group of Members for a Plan Year, the average of the ratios (calculated separately for each Member in such group) of (a) the amount of deferrals and/or contributions made to the Member’s 401(k) Account for the Plan Year, to (b) the amount of the Member’s compensation (as defined in Section 414(s) of the Code) which, at the Employer’s election, shall include the compensation required to be reported under Section 6041 or 6051 of the Code (i.e., “W-2 compensation”) for the Plan Year or, alternatively, where specifically elected by the Employer, for only that part of the Plan Year during which the Member was eligible to participate in the Plan. An Employee’s actual deferral percentage shall be zero if no 401(k) Elective Deferral or contribution is made by him or on his behalf for such applicable Plan Year. If the Plan and one or more other plans which include cash or deferred arrangements are considered as one plan for purposes of Sections 401(a)(4) and 410(b) of the Code, the cash or deferred arrangements included in such plans shall be treated as one arrangement for purposes of this Section 4.
In accordance with IRS Regulations, the actual deferral percentage of a Member who is a Highly Compensated Employee and who is eligible to participate in two or more cash or deferred arrangements maintained by his Employer shall be determined by treating all such cash or deferred arrangements as a single arrangement.
(3)	Notwithstanding anything herein to the contrary, and in accordance with IRS Regulation Section 1.401(k)-2(a)(6)(iv) and 1.401(m)-2(a)(6)(v), no qualified nonelective contributions shall be taken into account in determining the actual deferral percentage for a Plan Year for a Non-highly Compensated Employee under the Plan to the extent such contributions exceed for such Non-highly Compensated Employee the greater of (a) 5% of the Non-highly Compensated Employee’s compensation (as defined in Code Section 414(s)) and (b) the product of (i) two times the “Plan’s representative contribution rate” (within the meaning, as applicable, of IRS Regulation Section 1.401(k)-2(a)(6)(iv) and Section 1.401(m)-2(a)(6)(v) and (ii) the Non-highly Compensated Employee’s compensation (as defined in Code Section 414(s)).
(F)	The Pentegra DC Plan Office shall determine as of the end of the Plan Year whether one of the actual deferral percentage tests specified in Paragraph (E) above is satisfied for such Plan Year. This determination shall be made after first determining the treatment of excess deferrals within the meaning of Section 402(g) of the Code under Paragraph (I) below.
(1)	In the event that neither of such actual deferral percentage tests is satisfied, the Pentegra DC Plan Office shall, to the extent permissible under the Code and the IRS Regulations, refund the excess contributions for the Plan Year in the following order of priority: by (i) refunding such amounts deferred by the Member and allocated to his 401(k) Account, or Roth 401(k) Account in accordance with Paragraph F(2) below which were not matched by his Employer (and any earnings and losses allocable thereto), and (ii) refunding amounts deferred for such Plan Year by the Member and allocated to his 401(k) Account, or Roth 401(k) Account in accordance with Paragraph (F)(2) below, (and any earnings and losses allocable thereto) and, in accordance with the Code and applicable IRS Regulations, forfeiting the amounts contributed for such Plan Year by the Employer with respect to the Member’s 401(k) Elective Deferrals that are returned pursuant to this Paragraph (and any earnings and losses allocable thereto).

(2)	In the case of a distribution of excess contributions, the Plan will distribute pre- tax elective deferrals first.

(3)	The distribution of such excess contributions shall be made to Highly Compensated Members to the extent practicable before the 15th day of the third month immediately following the Plan Year for which such excess contributions were made, but in no event later than the end of the Plan Year following such Plan Year or, in the case of the termination of the Plan in accordance with Article XII or termination of Employer participation in the Plan in accordance with Article XI, no later than the end of the twelve-month period immediately following the date of such termination. For purposes of this Section 4, “excess contributions” means, with respect to any Plan Year, the excess of the aggregate amount of 401(k) Elective Deferrals and/or contributions (and any earnings and losses allocable thereto) made to the 401(k) Accounts of Highly Compensated Members for such Plan Year, over the maximum amount of such deferrals and/or contributions that could be made to the 401(k) Accounts of such Members without violating the requirements of Paragraph (E) above, determined by reducing 401(k) deferrals and/or contributions made by or on behalf of Highly Compensated Members in order of the actual deferral percentages beginning with the Highly Compensated Employee with the largest 401(k) Elective Deferral amount for the Plan Year until such amount is reduced to be equal to the Highly Compensated Employee with the next largest 401(k) Elective Deferral amount. The procedure described in the preceding sentence shall be repeated until all excess contributions have been eliminated and, as applicable, refunded. Notwithstanding anything herein to the contrary, and in accordance with IRS Regulation Section 1.401(k)-2(b)(2)(iv), the income allocable to the excess contributions to be refunded shall be equal to the allocable gain or loss for the Plan Year in question and, as applicable, for the “gap period” following the close of the Plan Year and ending on the date that is seven days preceding the distribution date. The Plan shall determine the allocable income in accordance with IRS Regulation Section 1.401(k)-2(b)(2)(iv)(C) or (D) or, in accordance with IRS Regulation Section 1.401(k)-2(b)(2)(iv)(B), any reasonable method for computing the income allocable to the excess contribution.
(G)	Notwithstanding the provisions of Paragraphs (E) and (F) above, the amount of excess contributions to be distributed pursuant to Paragraph (F) above, with respect to a Member for a Plan Year, shall be reduced by any excess deferrals distributed to such Member for such Plan Year pursuant to Paragraph (I) below.

(H)	A withdrawal from the vested portion of a Member’s 401(k) Account may be made only upon (a) attainment of age 59 1/2, (b) hardship (as determined by the Board in accordance with this Paragraph (H)), (c) termination of Employment, (d) death, (e) disability or (f) termination of an Employer’s participation in the Plan provided the Employer certifies in writing in such form as is satisfactory to counsel that no “alternative defined contribution plan” within the meaning of Code Section 401(k)(10) and IRS Regulations Section 1.401(k)-1(d)(4) will be established or maintained by the Employer at the time of termination of participation in the Plan or will be maintained through the period ending twelve months after distribution of all assets from the Plan attributable to the Employer’s participation in the Plan and amounts distributed upon such event shall be in the form of a “lump sum distribution” within the meaning of Section 402(e)(4)(D) of the Code (without regard to Code Sections 402(e)(4)(D)(i)(i)-(iv)). A withdrawal is on account of hardship only if the distribution is both made on account of an immediate and heavy financial need of the Member and is necessary to satisfy such financial need, and further provided that no earnings in the Member’s 401(k) Account credited on or after January 1, 1989 and/or Employer contributions made to the Member’s 401(k) Account on or after January 1, 1989 may be distributed in satisfying such need. For the purposes of this Paragraph (H), the term “immediate and heavy financial need” shall be limited to the need of funds for (i) the payment of medical expenses described in Section 213(d) of the Code previously incurred by the Member, the Member’s Spouse, or any of the Member’s dependents (as defined in Section 152 of the Code) or necessary for those persons to obtain such care, (ii) the payment of tuition and room and board for the next twelve months of post secondary education of the Member, the Member’s Spouse, the Member’s children, or any of the Member’s dependents (as defined in Section 152 of the Code and, for taxable years beginning on or after January 1, 2005, without regard to Section 152(b)(1),(b)(2) and (d)(1)(B)), (iii) the purchase (excluding mortgage payments) of a principal residence for the Member, (iv) the prevention of eviction of the Member from his principal residence or the prevention of foreclosure on the mortgage of the Member’s principal residence; (v) payments for burial or funeral expenses for the Member’s deceased parent, Spouse, children or dependents (as defined in Section 152 of the Code, without regard to Code Section 152(d)(1)(B)); or (vi) expenses for the repair of damage to the Member’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income). For purposes of this Paragraph (H), a distribution generally may be treated as “necessary to satisfy a financial need” if the Employer reasonably relies upon the Member’s written representation that the need cannot be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by reasonable liquidation of the Member’s assets, to the extent such liquidation would not itself cause an immediate and heavy financial need, (iii) by cessation of Member 401(k) Elective Deferrals pursuant to Article III, Section 4 of the Plan or Member Regular contributions pursuant to Article III, Section 1 of the Plan or (iv) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms. The amount of any withdrawal pursuant to this Paragraph (H) shall not exceed the amount required to meet the demonstrated financial hardship, including any amounts necessary to pay any federal income taxes and penalties reasonably anticipated to result from the distribution, as certified to the Plan by the Member.

No amounts may be withdrawn on account of hardship pursuant to this Paragraph prior to a Member’s withdrawal of the remaining vested balance of his Regular Account and Rollover Account, notwithstanding the withdrawal restrictions contained in Article VII, Section 2 or below.

Only one in-service withdrawal under this Paragraph may be made in any Plan Year, and any amounts paid under this Article may not be returned to the Plan. The amount of a withdrawal under this Paragraph (H) must be not less than the lesser of (i) $1,000, (ii) the full value of the vested portion of the 401(k) Account (reduced by the amount of post-December 31, 1988 earnings and Employer 401(k) contributions for those Members who have not attained age 59 1/2), if such value is less than $1,000, or (iii) the amount approved as a hardship withdrawal by the Board.
(I)	Notwithstanding any other provision of the Plan, no Member may defer to his 401(k) Account during any Plan Year an amount in excess of $15,500 (in 2008) or such other amount as may be provided in Section 402(g)(1) of the Code, and as adjusted for cost-of-living increases in accordance with Section 402(g)(4) of the Code. In the event that the 401(k) Elective Deferrals for a Member exceeds the limitation in the previous sentence, the amount of such excess, increased by any income and decreased by any losses attributable thereto, shall be refunded to such Member no later than the April 15 of the Plan Year following the Plan Year for which the elective deferrals were made.
For purposes of Article III, Section 4 of the Plan, no Member shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the Employer during the taxable year, in excess of the dollar limitation contained in section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 9 of this Article and section 414(v) of the Code, if applicable.
(J)	Safe Harbor CODA
If the Employer has elected the Safe Harbor CODA option, the provisions of this Section shall apply for the Plan Year and any provisions relating to the actual deferral percentage test described in Section 401(k)(3) of the Code or the actual contribution percentage test described in Section 401(m)(2) of the Code do not apply. Notwithstanding anything in the Plan to the contrary, if the Employer has elected the Safe Harbor CODA option, then such option shall comply and be administered in accordance with the applicable provisions of the safe harbor requirements under the IRS Regulation Sections 1.401(k)-3 and 1.401(m)-3. To the extent that any other provision of the Plan is inconsistent with the provisions of this section, the provisions of the section govern.
(i)	Actual Deferral Percentage Test Safe Harbor
(1)	Unless the Employer elects to make enhanced matching contributions (within the meaning of Section 401(k)(12)(B) of the Code and IRS Regulations Section 1.401(k)-3(c)(3)), the Employer will elect to contribute monthly or on another basis for the Plan Year: (a) a safe harbor matching contribution to the Plan on behalf of each eligible Employee equal to (I) 100 percent of the amount of the Employee’s 401(k) Elective Deferrals that do not exceed 3 percent of the Employee’s Salary for the Plan Year, plus (II) 50 percent of the amount of the Employee’s 401(k) Elective Deferrals that exceed 3 percent of the Employee’s Salary but that do not exceed 5 percent of the Employee’s Salary (“Basic Matching Contributions”); or (b) a safe harbor non-elective contribution to the Plan on behalf of each eligible Employee equal to at least 3 percent of the Employee’s Salary for the Plan Year.

(2)	The Member’s benefit derived from the Actual Deferral Percentage Test Safe Harbor Contributions is nonforfeitable and may not be distributed earlier than separation from service, death, disability, an event described in Section 401(k)(10) of the Code, or the attainment of age 59 1/2. In addition, such contributions must satisfy the Actual Deferral Percentage Test Safe Harbor without regard to permitted disparity under Section 401(l) of the Code.
(3)	At least 30 days, but not more that 90 days, before the beginning of the Plan Year, the Employer will provide each Eligible Employee a comprehensive notice of the Employee’s rights and obligations under the Plan, written in a manner calculated to be understood by the average Eligible Employee. If an Employee becomes eligible after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the Employee becomes eligible but not later than the date the Employee becomes eligible.
(4)	In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a deferral election during the 30-day period immediately following receipt of the notice described above.
Section 5. Remittance of Contributions
The contributions of both Members and their Employer (including an administrative fee, as determined by the Board, to be paid by the Employer to defray expenses attributable to its participation in the Plan) shall be recorded by the Employer and remitted to the Board so that (i) in the case of Employer Contributions the Board shall be in receipt thereof by the 15th day of the month next following the month in respect of which such contributions are payable and (ii) in the case of Member after-tax contributions and 401(k) Elective Deferrals, the Trustee or custodian shall be in receipt thereof as soon as reasonably practicable, but in no event later than the 15th business day of the month following the month in which the Member contributions are received by the Employer or the 15th business day of the month following the month in which such amount would otherwise have been payable to the Member in cash. Such amounts shall be credited to the Member’s Account pursuant to Article V.
Section 6. Transfer of Funds and Rollover Contributions
(A)	Upon such terms and conditions as the Board and the IRS shall approve, and provided that all benefits (including all optional forms of benefit) under the prior retirement plan are protected in accordance with Section 411(d)(6) of the Code, or any successor thereto, and the IRS Regulations thereunder, a transfer of funds may be made to the Plan from a prior retirement plan of an employer which was qualified under Section 401(a) of the Code so long as such funds (a) have been allocated to the individual members of such prior plan, (b) shall be allocated to the Accounts of the Members of the Plan to whom they were allocated under such prior plan, and (c) shall be applied so that each Member affected thereby would receive a benefit immediately after the transfer, if the Plan then terminated, at least equal to the benefit he would have received upon a termination of such prior plan immediately before such transfer. In addition to protecting those prior retirement plan benefits as required in the preceding sentence, the Pentegra DC Plan Office may, in its discretion, preserve any other prior retirement plan options which it determines to be economically and administratively feasible and which are not required to be protected under Section 411(d)(6) of the Code. Each Employee with respect to whom such a transfer is made shall, upon such transfer, be eligible for membership in the Plan.

(B)	If the funds so transferred are transferred from a retirement plan subject to Code Section 401(a)(11), then such funds shall be maintained in a separate account (including, as applicable, a separate account for any such transfers that represent after-tax contributions and related earnings) and any subsequent distribution of those funds, and earnings thereon, shall be subject to the following provisions:
(1)	The benefit to which a married Member is entitled shall, except as otherwise provided in this Paragraph (B), be payable by purchase from an insurance company of a single premium contract providing for a Qualified Joint and Survivor Annuity. The term, “Qualified Joint and Survivor Annuity,” means a benefit providing an annuity commencing immediately for the life of the Member, ending with the payment due on the last day of the month coincident with or preceding the date of his death, and, if the Member dies leaving a Surviving Spouse, a survivor annuity for the life of such Surviving Spouse equal to one half of the annuity payable for the life of the Member under his Qualified Joint and Survivor Annuity, commencing on the last day of the month following the date of the Member’s death and ending with the payment due on the first day of the month coincident with or preceding the date of such Surviving Spouse’s death.
(2)	In lieu of the form of benefit described immediately above, any benefit payable pursuant to this Paragraph (B) may be paid in one cash payment thereof, subject to the provisions of Subparagraph (5) below.
(3)	If a Member dies prior to the date payment of his benefit commences (i) without leaving a Surviving Spouse, or (ii) leaving a Surviving Spouse and having made a valid election to waive the Preretirement Survivor Annuity in accordance with Subparagraph (5) below, then the remaining value of the Member’s account subject to this Paragraph (B) shall become payable to his Beneficiary in a lump sum subject to Article III, Section 8(E)(2) and Article VII, Section 3(B).
(4)	A Preretirement Survivor Annuity shall be paid to the Surviving Spouse of a Member or former Member who dies before the commencement of payment of any benefit from an account subject to this Paragraph (B). The term “Preretirement Survivor Annuity” means a benefit providing for payment of 50% of the Member’s account balance as of the Valuation Date coincident with or preceding the date of his death, by the purchase of a single premium contract issued by an insurance company providing a survivor annuity to his Surviving Spouse, for the life of such Surviving Spouse. Payment of a Preretirement Survivor Annuity shall commence in the month following the month in which the Member dies or as soon as practicable thereafter; provided, however, that to the extent required by law, if the value of the amount used to purchase a Preretirement Survivor Annuity exceeds $500, then payment of the Preretirement Survivor Annuity shall not commence prior to the date the Member reached (or would have reached, had he lived) Normal Retirement Age without the written consent of the Member’s Surviving Spouse. Absence of any required consent will result in a deferral of payment of the Preretirement Survivor Annuity to the month following the month in which occurs the earlier of (i) the date the required consent is received by the Board or (ii) the date the Member would have reached Normal Retirement Age had he lived.

(5)	(i) In the case of the Qualified Joint and Survivor Annuity, the Fund shall no less than 30 days and no more than 90 days prior to the annuity starting date provide each Member a written explanation of: (i) the terms and conditions of the Qualified Joint and Survivor Annuity; (ii) the Member’s right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (iii) the rights of a Member’s Spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity. In the case of the Preretirement Survivor Annuity, the Fund shall provide each Member within the applicable period for such Member a written explanation of the Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements applicable to the Qualified Joint and Survivor Annuity.
The applicable period for a Member is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Member attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Member attains age 35; (ii) a reasonable period ending after the individual becomes a Member; or (iii) a reasonable period ending after this subparagraph (i) first applies to the Member. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Member who separated from service before attaining age 35.
For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (ii) and (iii) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Member who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Member thereafter returns to employment with an Employer, the applicable period for such Member shall be redetermined.
(ii) A Member may, with the written consent of his Spouse (unless the Board makes a written determination in accordance with the Code and the Regulations that no such consent is required), elect in writing (i) to receive his benefit in a single lump sum payment within the 90-day period ending on his annuity starting date (which is the first day of the first period for which an amount is paid as an annuity or any other form); and (ii) to waive the Preretirement Survivor Annuity within the period beginning on the first day of the Plan Year in which the Member attains age 35 and ending on the date of his death. Any election made pursuant to this Subparagraph (5) may be revoked by a Member, without spousal consent at any time within which such election could have been made. Such an election or revocation must be made in accordance with procedures developed by the Board and shall be notarized.

Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Member without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. No consent obtained under this provision shall be valid unless the Member has received the notice described in subparagraph (i) above.
Notwithstanding anything to the contrary, effective for Plan Years beginning after December 31, 1996, the 90-day period in which a Member may, with the written consent of his Spouse, elect in writing to receive his benefit in a single lump sum shall not end before the 30th day after the date on which explanations of the Qualified Joint and Survivor Annuity and Preretirement Survivor Annuity are provided. A Member may elect (with any applicable spousal consent) to waive any requirement that the written explanation be provided at least 30 days before the annuity starting date (or to waive the 30-day requirement under the preceding sentence) if the distribution commences more than seven days after such explanation is provided.
(6)	Notwithstanding the preceding provisions of this Paragraph (B), any benefit of $500, subject to the limits of Article X, Section 4, or less shall be paid in a lump cash sum in full settlement of the Plan’s liability therefor; provided, however, that in the case of a married Member, no such lump sum payment shall be made after benefits have commenced without the consent of the Member and his Spouse or, if the Member has died, the Member’s Surviving Spouse. Furthermore, if the value of the benefit payable to a Member or his Surviving Spouse is greater than $500 and the Member has or had not reached his Normal Retirement Age, then to the extent required by law, unless the Member (and, if the Member is married and his benefit is to be paid in a form other than a Qualified Joint and Survivor Annuity, his Spouse, or, if the Member was married, his Surviving Spouse) consents in writing to an immediate distribution of such benefit, his benefit shall continue to be held in the Trust until a date following the earlier of (i) the date of the Board’s receipt of all required consents or (ii) the date the Member reaches his earliest possible Normal Retirement Age under the Plan (or would have reached such date had he lived), and thereafter shall be paid in accordance with this Paragraph (B).
(C)	Upon such terms and conditions as the Board shall approve, all Members (regardless of whether their Accounts are active) shall be permitted to make rollover contributions to the Plan of amounts held on their behalf in:
(1)	a qualified plan described in section 401(a) or 403(a) of the Code, (including after-tax contributions for direct rollovers);

(2)	an annuity contract described in section 403(b) of the Code, (excluding after-tax contributions);
(3)	an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state; and
(4)	an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.
An Employer may, at its option, permit its Employees to make rollover contributions prior to the date as of which the Employees become eligible for membership in the Plan. All such amounts which are accepted by the Pentegra DC Plan Office shall be certified in form and substance satisfactory to the Pentegra DC Plan Office by the Member as consisting of all or a portion of an “eligible rollover distribution” or a “rollover contribution” within the meaning of Section 402(c)(4) or Section 408(d)(3), respectively, of the Code. A Member shall have a nonforfeitable vested interest in all such amounts credited to his Rollover Account.
(5)	Notwithstanding anything in this paragraph (C) to the contrary, the Plan will accept a rollover contribution to a Roth 401(k) Account if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Section 402A(e)(1) of the Code, and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code and the IRS Regulations issued thereunder. The Plan will accept a rollover contribution to a Roth 401(k) Account which is not a direct rollover only to the extent the rollover is permitted under applicable law.
(6)	Upon such terms and conditions as the Board and the IRS shall approve, a Member shall be permitted to transfer amounts deferred and/or contributed on behalf of such Member to a nonqualified Plan maintained by his Employer to the Plan. Such transfer to the Plan from the Employer’s nonqualified deferred compensation Plan shall be made by the 15th day of the third month immediately following the Plan Year for which compensation was deferred by the Member. The transferred amounts shall be treated as contributions under Article III for such Plan Year and shall be categorized as 401(k) Elective Deferrals under Article III, Section 4 or as Employer Matching Contributions under Article III, Section 2, as applicable.

Section 7. Limitations on Member Contributions and Matching Employer Contributions
(A)	Notwithstanding any other provision of this Section 7, the actual contribution percentage for a Plan Year for Highly Compensated Employees shall, in accordance with the Code and IRS Regulations, satisfy either (i) or (ii) as follows:
(1)	Prior Year Testing:
(a)	the actual contribution percentage for a Plan Year for Members who are Highly Compensated Employees for the Plan Year shall not exceed the prior Plan Year’s actual contribution percentage for Members who were Non-highly Compensated Employees for the prior Plan Year multiplied by 1.25; or (b) the actual contribution percentage for Members who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s actual contribution percentage for Members who were Non-highly Compensated Employees for the prior Plan Year multiplied by 2, provided that the actual contribution percentage for Members who are Highly Compensated Employees does not exceed the “actual contribution percentage” for Members who were Non-highly Compensated Employees in the prior Plan Year by more than 2 percentage points.
For the first Plan Year this Plan permits any Member to make contributions under Article III, Section 1 (after-tax), provides for Employer matching contributions or both, and this is not a successor plan, for purposes of the foregoing tests, the prior Plan Year’s Non-highly Compensated Employees’ actual contribution percentage shall be 3 percent unless the Employer has elected to use the current Plan Year’s actual contribution percentage for these Members.
(ii)	Current Year Testing:
If elected by the Employer, the actual contribution percentage tests in (a) and (b), above, will be applied by comparing the current Plan Year’s actual contribution percentage for Members who are Highly Compensated Employees for such Plan Year with the current Plan Year’s actual contribution percentage for Members who are Non-highly Compensated Employees for such year. Once made, this election can only be changed and the Prior Year Testing method applied if the Plan meets the requirements for changing to Prior Year Testing set forth in applicable IRS regulations.
For purposes of this Section 7, the “actual contribution percentage” for a Plan Year means, for a specified group of Employees, the average of the ratios (calculated separately for each Employee in such group) of (a) the sum of (i) Employer matching contributions credited to his Regular Account as described in Section 2 and Section 3, Formula (1) of this Article for the Plan Year, (ii) Member contributions credited to his Regular Account for the Plan Year, and (iii) in accordance with and to the extent permitted by the IRS Regulations, 401(k) Elective Deferrals credited to his 401(k) Account, to (b) the amount of the Member’s compensation (as defined in Section 414(s) of the Code) which, at the Employer’s election, shall include the compensation required to be reported under Section 6041 or 6051 of the Code (i.e., “W-2 compensation”) for the Plan Year or, alternatively, where specifically elected by the Employer, for only that part of the Plan Year during which the Member was eligible to participate in the Plan. The 401(k) Elective Deferrals referred to in (iii) above in this Paragraph (A) may be taken into account in determining the actual contribution percentage for a Plan Year if the actual deferral percentage test is satisfied prior to and following the exclusion of the 401(k) Elective Deferrals that are used to satisfy the actual contribution percentage test. An Employee’s actual contribution percentage shall be zero if no such contributions are made by him or on his behalf for such Plan Year. The actual contribution percentage taken into account under this Paragraph (A) for any Highly Compensated Employee who is eligible to make Member contributions or receive Employer matching contributions under two or more plans described in Section 401(a) of the Code or arrangements described in Section 401(k) of the Code that are maintained by the Employer shall be determined as if all such contributions were made under a single plan.

(iii)	Notwithstanding anything in this Section 7 to the contrary, and in accordance with IRS Regulation 1.401(m)-2(a)(5), no Employer matching contributions shall be taken into account in determining the actual contribution percentage for a Plan Year for a Non-highly Compensated Employee under the Plan to the extent such contributions exceed for such Non-highly Compensated Employee the greatest of (A) 5% of the Non-highly Compensated Employee’s compensation (as defined in Code Section 414(s)); (B) the Non-highly Compensated Employee’s 401(k) Elective Deferrals for the Plan Year; and (C) the product of (1) two times the Plan’s “representative matching rate” (within the meaning of IRS Regulation Section 1.401(m)-2(a)(5)(ii)) and (2) the Non-highly Compensated Employee’s 401(k) Elective Deferrals. The foregoing limitation on Employer matching contributions shall also apply to matching contributions with respect to a Non-highly Compensated Employee’s after-tax contributions or the total of a Non-highly Compensated Employee’s 401(k) Elective Deferrals and after-tax contributions.
(B)	The Pentegra DC Plan Office shall determine as of the end of the Plan Year whether one of the actual contribution percentage tests specified in Paragraph (A) above is satisfied for such Plan Year. This determination shall be made after first determining the treatment of excess deferrals within the meaning of Section 402(g) of the Code under Article III, Section 4(I) and then determining the treatment of excess contributions under Article III, Section 4(F). In the event that neither of the actual contribution percentage tests is satisfied, the Pentegra DC Plan Office shall (i) refund the excess aggregate contributions to the extent attributable to Member after-tax contributions and vesting matching contributions for which the underlying Member after-tax contributions or 401(k) Elective Deferrals are not subject to correction under the actual deferral percentage or actual contribution percentage tests for such year (and any income related thereto) and (ii) forfeit the excess aggregate contributions to the extent attributable to non-vested Employer matching contributions and vested Employer matching contributions for which the underlying Member after-tax contributions or 401(k) Elective Deferrals are subject to correction under the actual deferral percentage or actual contribution percentage tests for such year (and any income related thereto) in the manner described in Paragraph (C) below. For purposes of this Section 7, “excess aggregate contributions” means, with respect to any Plan Year and with respect to any Member, the excess of the aggregate amount of contributions (and any earnings and losses allocable thereto) made as (a) Employer matching contributions to their Regular Accounts, (b) Member contributions to their Regular Accounts and (c) 401(k) Elective Deferrals by Members to their 401(k) Accounts (to the extent permitted by the IRS Regulations and if the Pentegra DC Plan Office elects to take into account such elective deferrals when calculating the actual contribution percentage) of Highly Compensated Members for such Plan Year, over the maximum amount of such contributions that could be made as Employer matching contributions to Regular Accounts, Member contributions to Regular Accounts and 401(k) Elective Deferrals by Members to 401(k) Accounts of such Members without violating the requirements of Paragraph (A) above.

(C)	To the extent excess aggregate contributions must be refunded or forfeited for a Plan Year, such excess amounts will be refunded (or, as applicable, forfeited) first to the Highly Compensated Employees with the largest Contribution Percentage Amounts (as defined below) taken into account in calculating the actual contribution percentage test for the year the excess arose and continuing in descending order until all the excess aggregate contributions are refunded (or, as applicable, forfeited). For purposes for the preceding sentence, the “largest amount” is determined after distribution of any excess aggregate contributions. For purposes of this paragraph, “Contribution Percentage Amounts” means the sum of Member after-tax contributions, Employer matching contributions, and Employer supplemental contributions under Formula (1) made under the Plan on behalf of the Member for the Plan Year. However, such Contribution Percentage Amounts shall not include Employer matching contributions that are forfeited either to correct excess aggregate contributions or because the contributions to which they relate are excess deferrals, excess contributions or excess aggregate contributions. The refund or forfeitures of such excess aggregate contributions shall be made with respect to such Highly Compensated Members to the extent practicable before the 15th day of the third month immediately following the Plan Year for which such excess aggregate contributions were made, but in no event later than the end of the Plan Year following such Plan Year or, in the case of the termination of the Plan in accordance with Article XII or termination of Employer participation in the Plan in accordance with Article XI, no later than the end of the twelve-month period immediately following the date of such termination.
(D)	Notwithstanding anything in this Article III, Section 7 to the contrary, and in accordance with IRS Regulation Section 1.401(m)-2(b)(2)(iv), the income allocable to the excess aggregate contributions shall be equal to the allocable gain or loss for the Plan Year in question and, as applicable, for the “gap period” following the close of the Plan Year and ending on the date that is seven days preceding the distribution date. The Plan shall determine the allocable income in accordance with IRS Regulation Section 1.401(m)-2(b)(2)(iv)(C) or (D) or, in accordance with IRS Regulation Section 1.401(m)-2(b)(2)(iv)(B), any reasonable method for computing the income allocable to the excess aggregate contributions.
(E)	Should an Employer’s matching formula fail to satisfy the applicable nondiscrimination requirements under the Code, the Employer shall be permitted to make additional matching contributions to the Regular account of Non-highly Compensated Employees (to be determined at the Employer’s discretion) and shall be contributed by the Employer by March 15th following the Plan Year in which matching contributions is discriminatory. Such matching contributions shall be added to the matching contributions for the immediately preceding Plan Year and shall be subject to this Section 7.

Section 8. Profit Sharing Feature
(A)	An Employer may, at its option, adopt a Profit Sharing Feature as described herein, subject to any other provisions of the Plan, where applicable. This Feature may be adopted either in lieu of, or in addition to, any other Plan Feature contained in this Article III, including the contributions described in Sections 1 through 4 of this Article. The Profit Sharing Feature is designed to provide the Employer a means by which to provide discretionary contributions on behalf of Employees eligible under the Plan.
Where investments provided for the contributions permitted under Article III, Sections 1 through 4 were subject to the Members’ investment directions among the Investment Funds, and the Profit Sharing Feature elected by the Employer requires that all account balances be invested in the Stable Value Fund or the Government Money Market Fund (subject to rules adopted by the Board), the accounts provided under Article III, Sections 1 through 4 will continue to be subject to the Members’ directions, pursuant to the provisions of Article IV.
(B)	(1)	Subject to the provisions of Article X, Section 1, an Employer may, but shall not be required to, contribute on behalf of each of its Members, on an annual (or at the election of the Employer, quarterly) basis for any Plan Year or fiscal year of the Employer (as the Employer shall elect), a discretionary amount not to exceed the maximum amount allowable as a deduction to the Employer under the provisions of Section 404 of the Code. Such Profit Sharing contribution must be received by the Pentegra DC Plan Office within the time prescribed by law, including extensions of time, for filing of the Employer’s federal income tax return following the close of the Contribution Determination Period on behalf of all those Members who were in its employ on the last working day of such Contribution Determination Period. For purposes of making the allocations described in this Subparagraph (B)(1), a Member who is on a Type 1 non-military Leave of Absence (as defined in Article I, Paragraph (23) and Article X, Section 8(B)(1)) or a Type 4 military Leave of Absence (as defined in Article I, Paragraph (23) and Article X, Section 8(B)(4)), shall, notwithstanding the provisions of this Paragraph, be treated as if he were a Member who was an Employee in Employment on the last day of such Contribution Determination Period.
(2)	A Profit Sharing Account shall be established and maintained on behalf of each Member whose Employer has adopted the Profit Sharing Feature showing each Member’s interests in the Investment Funds or other investment vehicles attributable solely to such Profit Sharing contributions. The interest in each Investment Fund shall be represented by Units. These Units will be valued in accordance with Article V. Such account shall be known as the “Profit Sharing Account,” as defined under Article I, Paragraph (31) and shall be an account segregated from all other accounts maintained under the Plan with respect to such Member.
(C)	(1)	Contributions shall be allocated to each Member’s Profit Sharing Account for the Contribution Determination Period at the election of the Employer, in accordance with one of the options selected below: (i) in the same ratio as each Member’s Salary during such Contribution Determination Period bears to the total of such Salary of all Members, (ii) in the same ratio as each Member’s Salary for the portion of the Contribution Determination Period during which the Member satisfied the Employer’s eligibility requirement(s) bears to the total of such Salary of all Members or (iii) an Employer may integrate the Profit Sharing Feature with Social Security in accordance with the following provision.

(a)	If the annual (or quarterly, if applicable) contribution for any Contribution Determination Period (which period shall include, for the purposes of the following maximum Social Security integration levels provided under Subparagraphs (C)(1) and (2) for those Employers who have elected quarterly allocations of contributions, the four quarters of a Plan Year or fiscal year) is allocated based on a uniform percentage, such contribution shall be allocated to each Member who is employed by the Employer on the last day of such Contribution Determination Period in a uniform percentage (i) of each Member’s Salary during the Contribution Determination Period (the “Base Contribution Percentage”), plus a uniform percentage of each Member’s Salary for the Contribution Determination Period in excess of the Social Security Taxable Wage Base for such Contribution Determination Period (the “Excess Contribution Percentage”), or (ii) of each Member’s Salary for the portion of the Contribution Determination Period during which the Member satisfied the Employer’s eligibility requirement(s), if any, up to the Base Contribution Percentage for such Contribution Determination Period, plus a uniform percentage of each Member’s Salary for the portion of the Contribution Determination Period during which the Member satisfied the Employer’s eligibility requirement(s), equal to the Excess Contribution Percentage.
(b)	If the annual (or quarterly, if applicable) contribution for any Contribution Determination Period (which period shall include, for the purposes of the following maximum Social Security integration levels provided under Subparagraphs (C)(1) and (2) for those Employers who have elected quarterly allocations of contributions, the four quarters of a Plan Year or fiscal year) is allocated based on a specified dollar amount, such contribution shall be allocated to each Member who is employed by the Employer on the last day of such Contribution Determination Period as follows:
(i)	If the Plan is top heavy with respect to the Employer, (A) contributions will be allocated to each Member’s Account in the ratio that each Member’s Salary bears to the total of all Members’ Salary, but not in excess of 3% of such Member’s Salary; (B) any remaining contributions after the application of (A) will be allocated to each Member’s Account in the ratio of each Member’s Salary for the Plan Year in excess of the Integration Level (as defined in the applicable Employer resolution) bears to the sum of all Members’ Salary in excess of the Integration Level, but not in excess of 3% of such Member’s excess Salary; (C) any remaining contributions after the application of clauses (A) and (B) will be allocated to each Member’s Account in the ratio that the sum of each Member’s total Salary and Salary in excess of the Integration Level bears to the sum of all Members’ total Salary and Salary in excess of the Integration Level, but not in excess of the profit sharing Maximum Disparity Rate (as defined below); and (D) any remaining contributions after the application of clauses (A), (B) and (C) will be allocated to each Member’s Account in the ratio that each Member’s Salary bears to the total of all Members’ Salary. If the Plan is not top-heavy with respect to the Employer, or if the minimum top heavy contribution or benefit is provided under another plan, clauses (A) and (B) may be disregarded.

(ii)	The profit sharing Maximum Disparity Rate is equal to the lesser of (A) or (B), reduced by the percentage of Salary allocated under Paragraph (C)(1)(b)(i)(A) above,: (A) 5.7%; or (B) the applicable percentage determined as follows: (1) if the Integration Level is more than twenty percent (20%), but less than eighty percent (80%), of the Social Security Taxable Wage Base, the applicable percentage is 4.3%; (2) if the Integration Level is eighty percent (80%) or more of the Social Security Taxable Wage Base, the applicable percentage is 5.4%.
(2)	The Excess Contribution Percentage described in Subparagraph (1) above may not exceed the lesser of (i) the Base Contribution Percentage, or (ii) the greater of (1) 5.7% or (2) the percentage equal to the portion of the Code Section 3111(a) tax imposed on employers under the Federal Insurance Contributions Act (as in effect as of the beginning of the Plan Year) which is attributable to old-age insurance. For purposes of this Subparagraph (2), “compensation” as defined in Section 414(s) of the Code shall be substituted for “Salary” in determining the Excess Contribution Percentage and the Base Contribution Percentage.
(3)	The Employer may not adopt the Social Security integration options provided above if any other integrated defined contribution or defined benefit plan is maintained by the Employer during any Contribution Determination Period.
(4)	No contributions by Members shall be made under the Profit Sharing Feature provided under this Section 8 of Article III.
(D)	(1)	Contributions under the Profit Sharing Feature shall be invested in accordance with the provisions and procedures of Article IV, except as otherwise provided in this Paragraph (D). At the Employer’s election, contributions on behalf of Members may be invested (i) entirely in the Stable Value Fund or the Government Money Market Fund, subject to Board-adopted rules, (ii) pursuant to the Member’s directions among the Investment Funds and other investment vehicles or (iii) entirely in a QDIA. If the Employer does not so elect, or until an effective direction is made by Members, all contributions made pursuant to this Article III, Section 8, shall be invested in a QDIA.
(2)	A Member’s investment directions, if any, with respect to contributions made under the Profit Sharing Feature, shall be submitted in writing and shall be separate from the directions submitted with respect to all other contributions under the Plan.

(3)	Where an Employer previously elected to invest contributions pursuant to Article IV and subsequently elects to have all future contributions invested entirely in accordance with Subparagraph (D)(1) above, Units previously accumulated in the Investment Funds or other investment vehicles prior to such election will continue to be subject to the Members’ investment directions in accordance with Article IV. All future Employer contribution allocations made following the Employer’s election shall be allocated in accordance with Subparagraph (D)(1).
(E)	(1)	Except as otherwise provided under Article VII, Section 2, no amounts may be withdrawn from a Member’s Profit Sharing Account while still employed by the Employer, other than (i) amounts required to be distributed pursuant to the terms of a Qualified Domestic Relations Order, as defined in Article X, Section 6 of the Plan; or (ii) amounts withdrawn on account of mistake of fact, within one year after the payment of the contribution, as reviewed and approved by the Pentegra DC Plan Office.
(2)	Subject to the provisions of Article VII of the Plan, upon receipt by the Plan of a notice of termination of Employment, a Member may request to withdraw any or all vested amounts in his Profit Sharing Account, including any amounts held in a Rollover Account for such Member, following the filing of a notice of withdrawal with the Pentegra DC Plan Office.
Section 9. Catch-up Contributions
All employees who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. Catch-up contributions made pursuant to this Article III, Section 9 shall, at the Employer’s election, be eligible for matching contributions in accordance with Article III, Section 2.
Section 10. Automatic Enrollment
(A)	An Employer may elect that 401(k) Elective Deferrals shall automatically be made to the Plan on behalf of a Member in lieu of Salary, unless a Member affirmatively elects: (1) that no such 401(k) Elective Deferrals shall be made to the Plan, or (2) in accordance with Article III, Section 1, the percentage of Salary, or specified dollar amount that shall be contributed to the Plan as a 401(k) Elective Deferrals.
(1)	An Employer so electing shall also elect: (a) whether such 401(k) Elective Deferrals shall be pre-tax elective deferrals or Roth Elective Deferrals; and (b) the percentage of the Member’s Salary, or, as applicable, flat dollar amount, which shall be contributed to the Plan.

(2)	Notwithstanding anything in Article III, Section 10(A) to the contrary, an Employer may elect to limit the automatic enrollment feature to Employees who commence Employment on or after the date the automatic enrollment feature becomes effective with respect to the Employer, or to those Employees who have not yet commenced participation in the Plan, provided that such Employer election shall not apply if the Employer has elected to meet the requirements of (C) or (D) of this Article III, Section 10.
(3)	The automatic contributions under this Section 10 shall cease to apply with respect to a Member if the Member affirmatively elects: (a) to have 401(k) Elective Deferrals made in a different amount or percentage of Salary, as applicable; or (b) not to have 401(k) Elective Deferrals made on his behalf.
(4)	Automatic 401(k) Elective Deferrals will be invested in a QDIA, until a Member affirmatively indicates how such amounts shall be invested.
(B)	An Employer who elects that 401(k) Elective Deferrals be automatically made under Article III, Section 10(A) may elect that such elective deferrals be made pursuant to either Paragraph (C) or (D) of this Article III, Section 10.
(C)	Eligible Automatic Contribution Arrangement. In accordance with Section 414(w) of the Code and the IRS Regulations issued thereunder, an “eligible automatic contribution arrangement” shall provide as follows:
(1)	The default level of a Member’s automatic 401(k) Elective Deferral shall be a uniform percentage of Salary elected by the Employer.
(2)	If an Employer elects, with respect to all of its Employees or a specified group of its Employees, to allow Members to receive a distribution of automatic 401(k) Elective Deferrals subject to the terms of the Plan and applicable law, a Member, on whose behalf automatic 401(k) Elective Deferrals have been made, may elect to receive a distribution equal to the amount of the automatic 401(k) Elective Deferrals (as adjusted for attributable earnings or losses), provided such election is made within 90 days of the first automatic 401(k) Elective Deferral. Such distribution may be reduced by any generally applicable fees.
(a)	An Employer matching contribution contributed in connection with an automatic 401(k) Elective Deferral shall be forfeited in the event a Member elects to withdraw his 401(k) Elective Deferrals under this Paragraph (C)(2). Such forfeited matching contribution shall be subject to Article VI, Section 2.
(3)	The Employer shall provide each Member to whom this Paragraph (C) applies a notice which includes the following information: the level of 401(k) Elective Deferrals which will automatically be made if a Member does not make an affirmative election, the Member’s right to elect not to have 401(k) Elective Deferrals made on his behalf (or to elect to have contributions made in a different amount or percentage of Salary) and how 401(k) Elective Deferrals under this Paragraph (C) will be invested.

(D)	Qualified Automatic Contribution Arrangement. In accordance with Section 401(k)(13) of the Code and the IRS Regulations issued thereunder, a “qualified automatic contribution arrangement” shall provide as follows:
(1)	Amount of Automatic Deferral. The Employer shall elect a default 401(k) Elective Deferral level which shall be a uniform percentage of Salary. The percentage that first applies to a Member shall apply until the end of the last day of the Plan Year following the Plan Year in which the initial default 401(k) Elective Deferral was made. An Employer shall also elect default 401(k) Elective Deferral levels for the following Plan Years, and such default levels shall increase by at least 1% in each of the next 3 successive Plan Years, unless the default 401(k) Elective Deferral satisfies the minimum default levels in (D)(1)(a).
(a)	The minimum percentage an Employer may elect shall be 3% of Salary. Such minimum percentage shall increase by 1% in the each of the 3 successive Plan Years discussed above to a minimum percentage of no less than 6%.
(b)	Notwithstanding anything herein to the contrary, the default 401(k) Elective deferral level shall not exceed 10% of Salary.
(2)	An Employer who has elected to have 401(k) Elective Deferrals automatically be made under this Paragraph (D) shall be required to make contributions on behalf of Non-highly Compensated Employees. An Employer shall elect whether such contributions shall be made in accordance with (a) or (b) below.
(a)	An Employer may elect to make a nonelective contribution equal to at least 3% of each eligible Non-highly Compensated Employee’s Salary.
(b)	An Employer may elect to make a matching contribution to eligible employees equal to: (i) 100% of the 401(k) Elective Deferrals made under this Paragraph (D) that do not exceed 1% of the applicable Member’s Salary; and (ii) at least 50% of the 401(k) Elective Deferrals made under this Paragraph (D) exceeding 1%, but not exceeding 6%, of the Member’s Salary.
(c)	Notwithstanding anything in Article VI to the contrary, all Employer contributions under this Paragraph (D) shall be fully vested after the Member completes two Years of Employment.
(d)	Employer contributions under this Paragraph (D) may not be distributed earlier than separation from service, death, disability, an event described in Section 401(k)(10) of the Code, or the attainment of age 59 1/2.
(3)	The Employer shall provide each Member to whom this Paragraph (D) applies a notice which includes the following information: the Member’s right to elect not to have 401(k) Elective Deferrals made on his behalf (or to elect to have contributions made in a different amount or percentage of Salary) and how 401(k) Elective Deferrals under this Paragraph (C) will be invested. Such notice shall also include such information as specified in Article III, Section 4(J)(3).

(E)	Timing of Notices. The Employer shall provide the notices required by Paragraphs (C) and (D) in accordance with the following timeframes. An initial notice shall be provided to newly eligible Members no more than 90 days before the Member is first eligible to make 401(k) Elective Deferrals under the Plan, but no later than the date he first becomes eligible. An annual notice shall be provided to Members within a reasonable time before the beginning of each Plan Year. Such annual notice shall be provided at least 30 days, but no earlier than 90 days, in advance of each subsequent Plan Year, or such other period as may be permitted by law.

ARTICLE IV INVESTMENT OF CONTRIBUTIONS
Section 1. General
All contributions to the Plan shall, upon receipt by the Board, be delivered to the Trustee to be held in the Trust Fund and invested and distributed by the Trustee in accordance with the provisions of the Plan and Trust Agreement. The Trust Fund shall consist of certain investment funds (each an “Investment Fund”) or other investment vehicles as described in the Trust Agreements and as designated by the Board.
To the extent made available under the Plan, an Employer may elect to allow Members to direct the investment of their Accounts, pursuant to, and in accordance with, such rules and procedures as may be prescribed by the Employer or the Board, to a self directed brokerage account. Should a self directed brokerage account be made available under the Plan, the Board may elect to provide, to all Members who have terminated employment with their Employer, the option to direct the investment of their Account to a self directed brokerage account. Where an Employer or the Board elects to provide a self directed brokerage account under the Plan, the Trustee may invest amounts held by it in a self directed brokerage account maintained by Charles Schwab & Co., Inc. (or any other such entity which provides a self directed brokerage account) on behalf of Plan Members who elect to utilize such investment vehicle.
A Trustee may in its discretion invest any amounts held by it in any Investment Fund in any commingled or group trust fund described in Section 401(a) of the Code and exempt under Section 501(a) of the Code or in any common trust fund exempt under Section 584 of the Code, provided that such trust fund satisfies the requirements of this Plan applicable to such investment fund and that the Trustees serve as Trustee of such commingled, group or common trust fund. To the extent that the Investment Funds are at any time invested in any commingled, group or common trust fund, the declaration of trust or other instrument pertaining to such fund and any amendments thereto are hereby adopted as part of this Agreement and deemed to form a part of the Plan.
Except as provided in Article III, Section 8(D)(1), each Member shall direct in writing that his contributions (including 401(k) Elective Deferrals and rollover contributions, if any) and the contributions made by his Employer (including Profit Sharing contributions) on his behalf shall be invested (a) entirely in any single Investment Fund or other investment vehicle (subject to additional restrictions imposed by the Board), or (b) in any combination of Investment Funds or investment vehicles offered under the Plan, in multiples of 1% (subject to additional restrictions imposed by the Board). Until an effective direction is made by the Member, all such contributions shall be invested in a QDIA.
Any such investment direction shall be followed until changed. Subject to the provisions of the following paragraphs of this Section, one time each business day (or, as elected by the Employer, once per month, or once per quarter) a Member may change his investment direction as to future contributions and also as to the value of his accumulated amounts in the Investment Funds or other investment vehicles. Such directed change will become effective upon the Valuation Date coinciding with or next following the date which his notice was received and processed by the Pentegra DC Plan Office subject to the same conditions with respect to the amount to be transferred under this Section which are specified in the Plan procedures for determining the amount of payments made under Article VII, Section 1(A) of the Plan.

Except as otherwise provided below, a Member may not direct a transfer of his accumulated units in the Stable Value Fund to the Government Money Market Fund. A Member may direct a transfer from any other Investment Fund to the Government Money Market Fund provided that, except as otherwise provided below, amounts previously transferred from the Stable Value Fund, to such Investment Fund remain in such funds for a period of three months prior to being transferred to the Government Money Market Fund.
Notwithstanding anything in this Article IV to the contrary, if a Member participates in the automatic enrollment feature provided in Article III, Section 10 (other than an automatic enrollment feature provided in Section 10(C) of Article III which shall always be invested in a Qualified Default Investment Alternative), and fails to make an effective investment direction with respect to such deferral contributions, such amounts shall be invested in a Qualified Default Investment Alternative.
Section 2. Qualified Default Investment Alternative
(A)	The Accounts of a Member, who fails to provide affirmative instructions with respect to the investment of such Accounts, shall be invested in accordance with this Article IV, Section 2. For purposes of this Article IV, Section 2, the term “Member” shall include a Beneficiary.
(B)	The Employer shall furnish the following materials to the Member:
(1)	An initial notice shall be provided to the Member: (1) at least 30 days in advance of Membership eligibility, or least 30 days in advance of the date of any first investment in the QDIA on behalf of the Member, or (2) on or before the date of becoming a Member under Article II, Section 2, if the Member has an opportunity to make a withdrawal in accordance with Article III, Section 10(C).
(2)	An annual notice shall be provided to the Member within a reasonable period of time of at least 30 days, but no earlier than 90 days, in advance of each subsequent Plan Year, or such other period as may be permitted by law.
(3)	The notice provided under Paragraphs (B)(1) and (2) of this Article IV, Section 2 shall include : (a) a description of the circumstances under which assets in the Member’s Account may be invested on behalf of the Member in a QDIA; (b) an explanation of the Member’s right to direct the investments of his Accounts; (c) a description of the QDIA, including a description of the investment objectives, risk and return characteristics and fees and expenses attendant to the investment alternative; (d) a description of the right of the Members on whose behalf assets are invested in a QDIA to direct the investment of those assets to any other investment alternative under the Plan without financial penalty; and (e) an explanation of where Members can obtain investment information concerning the other investment alternatives available under the Plan. In addition, a notice required for a Member’s Account in connection with Article III, Section 10 shall also contain an explanation of the circumstances under which an elective deferral will be made for a Member, the percentage of such contribution and the right to elect not to have such contribution made on his or her behalf (or to elect to defer a different percentage).

(4)	Such information as relating to a Member’s investment in a QDIA as is required under U.S. Department of Labor Regulation Section 2550.404c-(5)(c)(4).
(C)	A Member may transfer the investment of his Account to another investment alternative available under the Plan with a frequency consistent with that afforded to a Member who affirmatively elected to invest his Accounts in the QDIA. Notwithstanding anything herein to the contrary, a Member whose Accounts are invested in a QDIA pursuant to this Article IV, Section 2 shall be able to transfer the investment of his Accounts to another investment alternative no less frequently than once within any three-month period.
(D)	Any fees or restrictions imposed in connection with a Member’s withdrawal of his investment from a QDIA shall satisfy the requirements of U.S. Department of Labor Regulation Section 2550.404c-(5)(c)(5).

ARTICLE V MEMBERS’ ACCOUNTS, UNITS AND VALUATION
An Account shall be established and maintained for each Member showing his interests in the Investment Funds or other investment vehicles. The interest in each Investment Fund shall be represented by Units.
As of each Valuation Date, the value of a Unit in each Investment Fund shall be determined by dividing (a) the sum of the net assets at market value determined by the Trustee by (b) the total number of outstanding Units.
The number of additional Units to be credited to a Member’s interest in each Investment Fund, as of any Valuation Date, shall be determined by dividing (a) that portion of the aggregate contributions by and on behalf of the Member which was directed to be invested in such Investment Fund and received by the Board by (b) the Unit value of such Investment Fund.
The value of a Member’s Account may be determined as of any Valuation Date by multiplying the number of Units to his credit in each Investment Fund by the value of the Investment Fund Unit on such date and aggregating the results. If, and to the extent, a Member’s Account is invested pursuant to a self-directed brokerage account, the investments held in that account shall be valued by the brokerage firm maintaining such account in accordance with such procedures as may be determined by such brokerage firm.

ARTICLE VI VESTING OF UNITS
Section 1. Vesting
(A)	All amounts credited to a Member’s Account shall immediately and fully vest in him, except amounts with respect to which the Employer has elected to adopt a vesting schedule as provided in this Article.
(B)	An Employer may adopt a different vesting schedule for its Members’ (i) Profit Sharing Accounts, (ii) Matching Amounts (including amounts contributed by the Employer under Article III, Section 3, Formula 1) and (iii) Basic Amounts and Supplemental Amounts (under Article III, Section 3, Formula 2).
(C)	If an Employer elects to adopt an automatic enrollment program, as provided in Article III, Section 10(D), Employer contributions shall vest as specified in such Article III, Section 10(D).
(D)	In accordance with Subsection (A) above, one or more of the following schedules may be elected by the Employer:
Schedule 1: Applicable Employer contributions (and related earnings) shall immediately and fully vest. If the eligibility requirement(s) selected by the Employer under Article II, Section 2(B), require(s) that an Employee complete a period of Employment which is longer than 12 consecutive months, this vesting Schedule 1 shall be automatically applicable.
Schedule 2: Applicable Employer contributions (and related earnings) shall become nonforfeitable and fully vested in accordance with the schedule set forth below:

Completed	Vested
Years of Employment	Percentage

Less than 2	0%
2 but less than 3	20%
3 but less than 4	40%
4 but less than 5	60%
5 but less than 6	80%
6 or more	100%
Schedule 3: Applicable Employer Contributions (and related earnings) shall become nonforfeitable and fully vested in accordance with the schedule set forth below:

Completed	Vested
Years of Employment	Percentage

Less than 5	0%
5 or more	100%

Effective with respect to Employer contributions attributable to Employer basic, supplemental or profit sharing contributions made on or after January 1, 2007, this vesting schedule shall not be available for such contributions. Employer contributions, attributable to basic, supplemental or profit-sharing contributions, with respect to an Employer that had elected this Schedule 3 vesting schedule for such contributions, made on or after January 1, 2007, shall vest in accordance with Schedule 4.
Schedule 4: Applicable Employer Contributions (and related earnings) shall become nonforfeitable and fully vested in accordance with the schedule set forth below:

Completed	Vested
Years of Employment	Percentage

Less than 3	0%
3 or more	100%
Schedule 5: Applicable Employer Contributions (and related earnings) shall become nonforfeitable and fully vested in accordance with the schedule set forth below:

Completed	Vested
Years of Employment	Percentage

Less than 1	0%
1 but less than 2	25%
2 but less than 3	50%
3 but less than 4	75%
4 or more	100%
Schedule 6: Applicable Employer Contributions (and related earnings) shall become nonforfeitable and fully vested in accordance with the schedule set forth by the Employer in accordance with applicable law.
Notwithstanding the vesting schedules above, a Member’s interest in his Account shall become 100% vested in the event that (i) the Member dies while in service with the Employer and the Plan has received notification of death, (ii) the Member has been approved for Disability, pursuant to the provisions of Article VII, Section 4, and the Plan has received notification of Disability, or (iii) the Member has attained Normal Retirement Age while in service with the Employer.

(E)	Vesting Election
(1)	Except as otherwise provided in the next following paragraph, in the event that the Employer adopts the Plan as a successor plan to another defined contribution plan qualified under Section 401(a) and 501(a) of the Code, or in the event that the Employer changes or amends a vesting schedule adopted under this Article, any Member who was covered under such predecessor plan or the pre-amendment vesting schedule under the Plan, and who has completed at least 3 Years of Employment with such Employer, may elect to have the nonforfeitable percentage of the portion of his Account which is subject to such vesting schedule computed under such predecessor plan’s vesting provisions, or computed without regard to such change or amendment (a “Vesting Election”). Any Vesting Election shall be made by notifying the Pentegra DC Plan Office in writing within the election period hereinafter described. The election period shall begin on the date such amendment is adopted or the date such change is effective, or the date the Plan which serves as a successor plan is adopted or effective, as the case may be, and shall end no earlier than the latest of the following dates: (i) the date which is 60 days after the day such amendment is adopted; (ii) the date which is 60 days after the day such amendment or change becomes effective; (iii) the date which is 60 days after the day the Member is given written notice of such amendment or change by the Pentegra DC Plan Office; (iv) the date which is 60 days after the day the Plan is adopted by the Employer or becomes effective; or (v) the date which is 60 days after the day the Member is given written notice that the Plan has been designated as a successor plan. Any such election once made shall be irrevocable.
(2)	To the extent permitted under the Code and Regulations, an Employer described in the foregoing paragraph may elect to treat all of its Members who are eligible to make a Vesting Election as having made such Vesting Election if the Vesting Schedule resulting from such an election is more favorable than the Vesting Schedule that would apply pursuant to the Plan amendment. Furthermore, subject to the requirements of the applicable Regulations, the Employer may elect to treat all its Members, who were employed by the Employer on or before the effective date of the change or amendment, as subject to the prior vesting schedule, provided such prior schedule is more favorable.
(F)	An Employer may, at its option, fully vest any Employer contributions (as elected by the Employer) and related earnings allocated to Members’ Accounts whose employment terminated pursuant to a sale of a line of business, subsidiary, or a division, except that the Employer’s election shall be ineffective if it is determined that such election is discriminatory.
(G)	Effective January 1, 2002, a Member’s accrued benefit derived from Employer matching contributions shall vest as provided by the Employer, except that the vesting schedule elected by the Employer for Employer matching contributions (and related earnings) credited to the Member’s Account on or after January 1, 2002 must be nonforfeitable and fully vested in accordance with the minimum vesting schedules under Section 411(a)(12) of the Code. If the Employer has elected a vesting schedule for Employer matching contributions which does not satisfy Section 411(a)(12) of the Code as of January 1, 2002, the Member’s vested interest in his Account attributable to Employer matching contributions made on or after January 1, 2002, shall not be less than the percentage determined in accordance with the following schedule:

Completed	Vested
Years of Employment	Percentage

Less than 2	0%
2 but less than 3	20%
3 but less than 4	40%
4 but less than 5	60%
5 but less than 6	80%
6 or more	100%

Notwithstanding the schedule provided above, if, as of December 31, 2001, an Employer has elected a five (5) year cliff vesting schedule, under Schedule 3 above, for Employer matching contributions, the vested interest of each Member for Employer matching contributions (and related earnings) credited to the Member’s Account on or after January 1, 2002, shall not be less than the percentage determined in accordance with the following schedule:

Completed	Vested
Years of Employment	Percentage

Less than 3	0%
3 or more	100%
Section 2. Forfeitures
(A)	If a Member who was partially vested in his Account on the date of his termination of Employment returns to Employment, his years of Employment prior to the Break in Service shall be included in determining future vesting and, if he returns before incurring 5 consecutive one-year Breaks in Service, any amounts forfeited from his Account shall be restored to his Account; provided, however, that if such a Member has received a distribution pursuant to Article VII, Section 3 or Article III, Section 8, his non-vested account Units shall not be restored unless he repays to the Plan the full amount distributed to him before the earlier of (i) 5 years after the first date on which the Member is subsequently reemployed by the Employer, or (ii) the close of the first period of 5 consecutive one-year Breaks in Service commencing after the withdrawal. The amounts restored to the Member’s Account will be valued on the Valuation Date coincident with or next following the later of (i) the date the Employee is rehired, or (ii) the date a new enrollment application is received by the Pentegra DC Plan Office and (iii) the date the Employee repays the full amount previously distributed to him that resulted in the forfeiture. If a Member terminates Employment without any vested interest in his Account, he shall (i) immediately be deemed to have received a total distribution of his Account and (ii) thereupon forfeit his entire Account; provided that if such Member returns to Employment before the number of consecutive one-year Breaks in Service equals or exceeds the greater of (i) 5, or (ii) the aggregate number of the Member’s Years of Service prior to such Break in Service, his Account shall be restored in the same manner as if such Member had been partially vested at the time of his termination of Employment and had his non-vested Account restored upon a return to employment, and his Years of Employment prior to incurring the first Break in Service shall be included in any subsequent determination of his vesting service. Notwithstanding anything herein to the contrary, in determining whether a Member has a vested interest in his Account derived from Employer contributions for purposes of Code Sections 410(a)(5)(D) and 411(a)(6)(D), the Member’s 401(k) Elective Deferrals shall be taken into account and treated as derived from Employer contributions.

(B)	Forfeited amounts, as described in the preceding Paragraph A, shall be made available to the Employer through a transfer from the Member’s Account to the Employer Hold Account, upon: (1) if the Member had a vested interest in his Account at his termination of Employment, the earlier of (i) the date as of which the Member receives a distribution of his entire vested interest in his Account or (ii) the date upon which the Member incurs 5 consecutive one-year Breaks in Service or (2) the date of the Member’s termination of Employment, if the Member then had no vested interest in his Account. Once so transferred, such amounts shall be used at the option of the Employer to (i) reduce administrative expenses (in accordance with Article IX, Section 2) for that Contribution Determination Period, (ii) offset any contribution to be made by such Employer for that Contribution Determination Period, or (iii) be allocated to all eligible Members at the end of such Contribution Determination Period in accordance with clause (ii) of the first sentence in Article III, Section 8(C)(1). The Employer Hold Account, referenced in this Paragraph (B), shall be maintained to receive, in addition to the forfeitures described above, (i) contributions in excess of the limitations contained in Section 415 of the Code, as described in Article X, Section 1(C),(ii) amounts, if any, forfeited pursuant to Sections 4 and 7 of Article III, and (iii) Employer contributions made in advance of the date allocable to Members.

ARTICLE VII WITHDRAWAL PAYMENTS
Section 1. General
(A)	All payments in respect of a Member’s Account shall be made in cash from the Trust Fund and in accordance with the provisions of this Article or Articles XI or XII or Article III, Section 4. The amount of payment will be determined in accordance with the value of the Member’s Account on the Valuation Date coinciding with or next following the date proper notice is filed with the Board, unless following such Valuation Date a decrease in the value of the Member’s investment in any of the Investment Funds or other Account investment occurs prior to the date the Member’s Account is paid in which case that part of the payment which is based on such investments shall equal the value of such increments determined as of the date of payment which date shall occur as soon as administratively practicable on or following the Valuation Date such proper notice is filed with the Board. If Units are redeemed to make a payment of benefits, the redemption date Unit value with respect to a Member’s investment in any Investment Fund shall equal the value of a Unit in such Investment Fund, as determined in accordance with the valuation method applicable to Unit investments in such Fund on the date the Member’s investment is redeemed.
Payments provided under this Section will be made in a lump sum as soon as practicable after such Valuation Date or date of redemption, as may be applicable, subject to any applicable restriction on redemption imposed on amounts invested in any of the available Investment Funds.
(B)	At the election of the Employer, the Employer can suspend matching contributions to the Plan on behalf of a Member, during his uninterrupted period of Service with such Employer, who makes a withdrawal from his Regular Account for a period of 6 months after such withdrawal, except that (i) if the withdrawal does not exceed the amount of the Member’s contributions in his Regular Account plus earnings thereon, Employer contributions on his behalf may resume 3 months after such withdrawal, and (ii) if the withdrawal does not exceed the amount, if any, of the Member’s contributions in his Regular Account made prior to January 1, 1987 without earnings, then Employer contributions on his behalf shall not be affected by such withdrawal.
(C)	Any partial withdrawal from a Member’s Regular Account or Rollover Account shall be in an amount of at least $1,000 or shall be for the full amount of either (a) the Member’s contributions made prior to January 1, 1987 without earnings or (b) the Member’s contributions plus earnings thereon. Any partial withdrawal shall be deemed to come first from the Member’s contributions made prior to January 1, 1987 without earnings referred to in (ii) above, second proportionately from the Member contributions made after December 31, 1986 plus earnings thereon, and finally from the balance of his Regular Account or Rollover Account.
(D)	Any amounts paid under this Article may not be returned to the Plan.

Section 2. Account Withdrawal While Employed
A Member may voluntarily withdraw his Account (other than his 401(k) Account, Safe Harbor CODA Account, Profit Sharing Account, or Profit Sharing Rollover Amounts, if any) while in Employment by filing a notice of withdrawal with the Pentegra DC Plan Office; provided, however, that in the event his Employer has elected to provide annuity options under Article VII, Section 3(B)(2) and a Member has elected an annuity form of payment, no withdrawals may be made from a married Member’s Account without the written consent of such Member’s Spouse (which consent shall be subject to the procedures set forth in Article III, Section 6(B)). Notwithstanding, the Employer may, at its option, provide that a Member be allowed to withdraw all or a portion of his Profit Sharing Account or Profit Sharing Rollover Amounts, if any. Only one in service withdrawal under this Section may be made in any Plan Year from each of the Member’s Regular Account and Rollover Account. This restriction shall not, however, apply to a withdrawal of a Member’s contributions made prior to January 1, 1987 without earnings, or a withdrawal under this Section in conjunction with a hardship withdrawal as defined under Article III, Section 4(H).
Notwithstanding the foregoing paragraph, a Member shall not withdraw any Matching, Basic, Profit Sharing, or Supplemental contributions made by his Employer under Article III, Section 2 or Section 3 and credited to his Regular Account unless (i) the Member has completed 60 months of participation in the Plan, (ii) the withdrawal occurs at least 24 months after such Matching, Basic, Profit Sharing, or Supplemental contributions were made by the Employer, (iii) the Member’s Employer terminates its participation in the Plan or (iv) the Member dies, is disabled, retires, terminates Employment or attains age 59 1/2. For purposes of the preceding requirements, if the Member’s Account includes amounts which have been transferred from a defined contribution plan established prior to the adoption of the Plan by the Member’s Employer, the period of time during which amounts were held on behalf of such Member and the periods of participation of such Member under such defined contribution plan shall be taken into account.
Section 3. Account Withdrawal Upon Termination of Employment or Employer Participation
(A)	Except as provided in Article III, Sections 4 and 8, a Member who terminates Employment with a participating Employer, or whose Employer terminates its participation in the Plan under Article XI, may withdraw his Account at any time thereafter up to attainment of age 70 1/2 or, if elected by his Employer in accordance with the provisions of Article XI, Section 3, may transfer his Account, including all outstanding loan balances, to a qualified successor plan maintained by his Employer following the termination by the Employer of its participation under the Plan; provided, however, that the Member may not transfer outstanding loan balances unless such qualified successor plan provides participant loans. For purposes of this Section 3, a qualified successor plan is an employee benefit plan established or maintained by the Employer which (i) has received a favorable determination letter from the IRS stating that such plan satisfies the then current qualification and tax exemption requirements of the Code or with respect to which an opinion of counsel to the same effect, and in such form as may be satisfactory to the Pentegra DC Plan Office, (ii) has provided the Pentegra DC Plan Office with written certification by its appropriate fiduciaries that in the event of a transfer to such successor plan of the withdrawn assets, the successor plan shall be fully liable for the payment of all transferred benefits of the Members of such Employer (who consent to the transfer), and that the Plan shall not be liable for the payment of any part of such benefits, (iii) has provided each Member’s written consent to the transfer and his release of all claims against the Plan arising out of his membership therein, (iv) meets such other requirements of the IRS, other appropriate governmental authority or of the Board, which may apply, and (v) meets such other procedures as may be established by the Board from time to time.

Any withdrawal under this Section requires that a notice of withdrawal be filed with the Pentegra DC Plan Office. If a Member does not file such notice, the value of his Account will be paid to him as soon as practicable after his attainment of age 70 1/2, but in no event shall payment commence later than April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2, unless otherwise provided by Article VII, Section 3(C) or applicable law.

(B)	(1)	In lieu of any lump sum payment of his total Account, a Member who has terminated his Employment may elect in his notice of withdrawal to be paid in installments (no less frequently than annually), provided that a Member shall not be permitted to elect an installment period in excess of his remaining life expectancy (or the joint life expectancy of the Member and his designated beneficiary) and if a Member attempts such an election, he shall be deemed to have elected the installment period with the next lowest multiple within the Member’s remaining life expectancy, subject to the provisions of Article X, Section 4. The amount of each installment will be equal to the value of the Member’s Account, multiplied by a fraction, the numerator of which is one and the denominator of which is the number of remaining installments including the one then being paid, so that at the end of the installment period so elected, the total Account will be liquidated. The value of the Units will be determined in accordance with the Unit values on the Valuation Date on or next following the Pentegra DC Plan Office’s receipt of his notice of withdrawal and on each anniversary thereafter. Payment will be made as soon as practicable after each such Valuation Date, but in no event shall payment commence later than April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2 subject to Paragraph (C) below. The election of installments hereunder may not be subsequently changed by the Member, except that upon written notice to the Pentegra DC Plan Office, the Member may withdraw the balance of the Units in his Account in a lump sum at any time.
(2)	Annuity Option. An Employer may, at its option, elect to provide an annuity option in addition to the lump sum payment and installment payment options described in Section 1(A) and Subsection (B)(1) above. In the event an Employer elects to provide an annuity option, the following provisions shall apply:
Unmarried Members: Any unmarried Member who has terminated his Employment may elect, in lieu of any lump sum or installment payment of his total Account(s) under Section 1(A) or Subsection (B) above, to receive a benefit payable by purchase from an insurance company of a single premium contract providing for (i) a single life annuity for the life of the Member or (ii) an annuity for the life of the Member and, if the Member dies leaving a designated Beneficiary, a 50% survivor annuity for the life of such designated Beneficiary.

Married Members: Except as otherwise provided below, (i) any married Member who has terminated his Employment and who elected an annuity form of payment shall receive a benefit payable by purchase from an insurance company of a single premium contract providing for a Qualified Joint and Survivor Annuity, as defined under Section 6(B)(1) of Article III, unless the Member’s spouse executed a valid waiver of the Qualified Joint and Survivor Annuity and (ii) the Surviving Spouse of any married Member who dies prior to the date payment of his benefit commences and who elected to receive an annuity form of payment shall be entitled to a Preretirement Survivor Annuity, as defined under Section 6(B)(4) of Article III, unless the Member’s spouse executed a valid waiver of the Preretirement Survivor Annuity.
(C)	Unless the Member elects otherwise, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which (i) the Member attains age 65; (ii) occurs the 10th anniversary of the year in which the Member commenced participation in the Plan; or (iii) the Member terminates Employment with an Employer. Notwithstanding the foregoing, the failure of a Member and Spouse to consent to a distribution while a benefit is immediately distributable shall be deemed to be an election to defer commencement of payment of any benefit.
Effective as of January 1, 1997, and subject to Section 6 of this Article, payment of a Member’s Account shall not commence later than April 1 of the calendar year following the later of (i) the calendar year in which the Member attains age 70 1/2 or (ii) the calendar year in which the Member retires; provided however, if the Member is a 5 percent owner (as described in Section 416(i) of the Code), at any time during the Plan Year ending with or within the calendar year in which the Employee attains age 70 1/2, any benefit payable to such Member shall commence no later than April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2. Such benefit shall be paid, in accordance with the Regulations, over a period not extending beyond the life expectancy of such Member (or the joint life expectancy of the Member and his designated Beneficiary). For purposes of this Section, life expectancy of a Member and/or a Member’s spouse may at the election of the Member be recalculated annually in accordance with the Regulations. The election, once made, shall be irrevocable. If the Member does not make an election prior to the time that distributions are required to commence, then life expectancies shall not be recalculated. If a Member dies after distribution of his interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Member’s death. In addition, to the extent any payments from the Member’s Account would be made after the Member’s death, such payments shall be made in accordance with Section 401(a)(9) of the Code and the IRS Regulations thereunder (including the minimum distribution incidental benefit requirements).
Except as provided in Article VII, Section 6, with respect to distributions under the Plan made on or after November 1, 2001, for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001 (the 2001 Proposed Regulations), notwithstanding any provision of the Plan to the contrary. If the total amount of the 2001 required minimum distributions made to a participant prior to November 1, 2001 are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such participant for 2001 on or after such date. If the total amount of required minimum distributions made to a participant prior to November 1, 2001 for 2001 are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 proposed Regulations. This amendment shall continue in effect until the last calendar year beginning before the effective date of the final regulations under section 401(a)(9) or such other date as may be published by the Internal Revenue Service.

(D)	Solely to the extent required under applicable law and regulations, and notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Subsection (D), a Distributee may elect, at the time and in the manner prescribed by the Board, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. Notwithstanding anything herein to the contrary, a Distributee who is a non-spousal Beneficiary shall only make an Eligible Rollover Distribution to an Eligible Retirement Pan if such Direct Rollover is accomplished through a direct trustee to trustee rollover.
For purposes of this Subsection (D), the following terms shall have the following meanings:
(1)	Eligible Rollover Distribution: Solely to the extent required under applicable law and regulations, an Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).
A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
(2)	Eligible Retirement Plan: An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

An Eligible Rollover Distribution excludes hardship withdrawals as defined in Section 401(k)(2)(B)(i)(IV) of the Code which are attributable to Member’s 401(k) deferrals under Treasury Regulation Section 1.401(k)-1(d)(2)(ii).
An Eligible Retirement Plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan.
Notwithstanding anything herein to the contrary with respect to Distributees who are non-spousal Beneficiaries, only an individual retirement plan under Sections 408(a) or (b) of the Code shall constitute an Eligible Retirement Plan.
(3)	Distributee: A Distributee includes an employee or former employee and effective January 1, 2002, Distributee shall also include the Member’s Surviving Spouse. In addition, the employee’s or former employee’s Surviving Spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.
A Distributee shall also include a non-spousal Beneficiary.
(4)	Direct Rollover: A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.
(5)	Roth Elective Deferral Direct Rollover: Notwithstanding anything in this Paragraph (D) to the contrary, a Direct Rollover of a distribution from a Roth 401(k) Account under the Plan will only be made to another Roth elective deferral account under an applicable retirement plan described in Section 402A(e)(1) or to a Roth IRA described in Section 408A of the Code, and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code.
(a)	The Plan will not provide for a Direct Rollover (including an automatic rollover) for distributions from a Member’s Roth 401(k) Account if the amount of the distributions that are Eligible Rollover Distributions are reasonably expected to total less than $200 during a year. In addition, any distribution from a Member’s Roth 401(k) Account is not taken into account in determining whether distributions from a Member’s other Accounts are reasonably expected to total less than $200 during a year. However, Eligible Rollover Distributions from a Member’s Roth 401(k) Account are taken into account in determining whether the total amount of the Member’s account balances under the Plan exceeds $500 for purposes of mandatory distributions from the Plan.

(b)	The provisions of the Plan that allow a Member to elect a Direct Rollover of only a portion of an Eligible Rollover Distribution, but only if the amount rolled over is at least $500, is applied by treating any amount distributed from the Member’s Roth 401(k) Account as a separate distribution from any amount distributed from the Member’s other accounts in the Plan, even if the amounts are distributed at the same time.
(E)	Effective for distributions after December 31, 2001, a Member’s elective deferrals and earnings attributable to these contributions may be distributed on account of severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.
Section 4. Account Withdrawal Upon Member’s Disability
(A)	A Member who is separated from Employment by reason of a disability which is expected to last in excess of 12 consecutive months and who is either (i) eligible for, or is receiving, disability insurance benefits under the Federal Social Security Act, (ii) approved for disability under the provisions of the Pentegra Defined Benefit Plan for Financial Institutions, formerly known as the Financial Institutions Retirement Fund (a defined benefit pension plan through which federally insured financial institutions and organizations serving them may cooperate in providing for the retirement of their employees), or (iii) approved for disability under the provisions of any other benefit program or policy maintained by his Employer, which policy or program is applied on a uniform and nondiscriminatory basis to all Employees of such Employer, shall be deemed to be disabled for all purposes under the Plan.
(B)	The Pentegra DC Plan Office shall determine whether a Member is disabled in accordance with the terms of Paragraph (A) above; provided, however, approval of Disability is conditioned upon notice to the Pentegra DC Plan Office of such Member’s Disability by the Employer within 13 months of the Member’s separation from Employment. The notice of Disability shall include a certification that the Member meets one or more of the criteria listed in Paragraph (A) above.
(C)	Upon an Employer’s filing a written notice of Disability, a Member may withdraw his total Account balance under the Plan (including his Rollover Account and/or total Profit Sharing Account balance, if any) and have such amounts paid to him in accordance with Article VII, Section 3. In lieu of such lump sum payment, the Member may elect in his notice of withdrawal to (i) defer receipt of some or all of his vested Account until April 1 of the calendar year following the calendar year in which the Member attains 70 1/2, (ii) elect installment payments, as described in Section 3(B) of this Article and Article III, Section 8(E)(2), or (iii) make periodic withdrawals not more frequently than once per year pursuant to the provisions of Article VII, Section 1; provided, however, if a disabled Member becomes reemployed subsequent to withdrawal of some or all of his Account balance, such Member may not repay to the Plan any such withdrawn amounts.

Section 5. Member’s Death
(A)	Subject to Section 3(B)(2) above, if a married Member dies, his Spouse, as Beneficiary, will receive a death benefit equal to the value of the Member’s Account determined on the Valuation Date on or next following the Board’s receipt of notice that such Member died; provided, however, that if such Member’s Spouse had consented in writing to the designation of a different Beneficiary, the Member’s Account will be paid to such designated Beneficiary. Such nonspousal designation may be revoked by the Member without spousal consent at any time prior to the Member’s death. If a Member is not married at the time of his death, his Account will be paid to his designated Beneficiary.
(B)	Subject to Section 3(B)(2) above, a Member may elect that upon his death, his Beneficiary, pursuant to Paragraph (A) above, may receive, in lieu of any lump sum payment, payment in 5 annual installments (10 if the Spouse is the Beneficiary, provided that the Spouse’s remaining life expectancy is at least 10 years) whereby the value of 1/5th of such Member’s Units (or 1/10th in the case of a spousal Beneficiary, provided that the Spouse’s remaining life expectancy is at least 10 years) in each Investment Fund will be determined in accordance with the Unit values on the Valuation Date on or next following the Board’s receipt of notice of the Member’s death and on each anniversary of such Valuation Date. Payment will be made as soon as practicable after each Valuation Date until the Member’s Account is exhausted. Such election may be filed at any time with the Board prior to the Member’s death and may not be changed or revoked after such Member’s death. If such an election is not in effect at the time of the Member’s death, his Beneficiary (including any spousal Beneficiary) may elect to make withdrawals in accordance with this Article, provided that any balance remaining in the deceased Member’s Account be withdrawn (i) on or before the December 31 of the calendar year which contains the 5th anniversary, or (ii) in periodic payments over such longer life-expectancy period as shall be allowed by Section 401(a)(9) of the Code and the IRS regulations issued thereunder. Notwithstanding the foregoing provisions of this Paragraph (B), payment of a Member’s Account shall commence not later than the December 31 of the calendar year immediately following the calendar year in which the Member died or, in the event such Beneficiary is the Member’s Surviving Spouse, on or before the December 31 of the calendar year in which such Member would have attained age 70 1/2, if later (or, in either case, on any later date prescribed by the IRS Regulations). If, upon the Spouse’s or Beneficiary’s death, there is still a balance in the Account, the value of the remaining Units will be paid in a lump sum to such Spouse’s or Beneficiary’s estate. Notwithstanding anything in this Subsection (B) to the contrary, if a Member dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Member’s death. In addition, to the extent any payments from a Member’s Account would be made after a Member’s death, such payments shall be made in accordance with Section 401(a)(9) of the Code and the IRS Regulations thereunder (including the minimum distribution incidental benefit requirements).

Section 6. Minimum Distribution Requirements
(A)	General Rules.
(1)	Effective Date. The provisions of this Section 6 will apply for purposes of determining required minimum distributions commencing as of November 1, 2002 and thereafter.
(2)	Precedence. The requirements of this Section 6 will take precedence over any inconsistent provisions of the Plan.
(3)	Requirements of Treasury Regulations Incorporated. All distributions required under this Plan will be determined in accordance with Treasury Regulations under Section 401(a)(9) of the Code, and the minimum distribution incidental death benefit requirement of Section 401(a)(9)(G) of the Code.
(4)	Limits on Distributions Periods. As of the fist distribution calendar year, distributions to a Member, if not made in a single sum, may only be made over the following periods:
(a)	the life of the Member,
(b)	the joint lives of the Member and a designated Beneficiary,
(c)	a period certain not extending beyond the life expectancy of the Member, or
(d)	a period certain not extending beyond the joint life and last survivor expectancy of the Member and a designated Beneficiary.
(B)	Time and Manner of Distribution.
(1)	Required Beginning Date. The Member’s entire interest will be distributed, or begin to be distributed, to the member no later than the Member’s Required Beginning Date (as defined below).
(2)	Death of Participant Before Distributions Begin. If the Member dies before distributions begin, the Member’s entire interest will be distributed, or begin to be distributed, no later than as follows:
(a)	If the Member’s Surviving Spouse is the Member’s sole designated Beneficiary, then, except as provided in the adoption agreement, distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the member would have attained age 70 1/2, if later.
(b)	If the Member’s Surviving Spouse is not the Member’s sole designated Beneficiary, then, except as provided in the adoption agreement, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

(c)	If there is no designated Beneficiary as of September 30 of the year following the year of the member’s death, the Member’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.
(d)	If the Member’s Surviving Spouse is the Member’s sole designated Beneficiary and the surviving spouse dies after the Member but before distributions to the Surviving Spouse begin, this Section 6(B)(2), other than Section 6(B)(2)(a), will apply as if the Surviving Spouse were the Member.
For purposes of this Section 6(B)(2) and Section 6(D), unless Section 6(B)(2)(d) applies, distributions are considered to begin on the Member’s Required Beginning Date. If Section 6(B)(2)(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 6(B)(2)(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Member before the member’s Required Beginning Date (or to the Member’s Surviving Spouse before the date distributions are required to begin to the surviving spouse under Section 6(B)(2)(a)), the date distributions are considered to begin is the date distributions actually commence.
(3)	Forms of Distribution. Unless the Member’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Sections 6.3 and 6.4 of this Article. If the Member’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.
(C)	Required Minimum Distributions During Participant’s Lifetime.
(1)	Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Member’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
(a)	the quotient obtained by dividing the Member’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9, Q&A-2, of the Treasury Regulations, using the Member’s age as of the Member’s birthday in the distribution calendar year; or
(b)	if the Member’s sole designated Beneficiary for the distribution calendar year is the Member’s Spouse, the quotient obtained by dividing the Member’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9, Q&A-3 of the Treasury Regulations, using the Member’s and Spouse’s attained ages as of the Member’s and Spouse’s birthdays in the distribution calendar year.

(2)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this section 6(C) of Article VII beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Member’s date of death.
(D)	Required Minimum Distributions After Member’s Death.
(1)	Death On or After Date Distributions Begin.
(a)	Member Survived by Designated Beneficiary. If the Member dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Member’s death is the quotient obtained by dividing the Member’s account balance by the longer of the remaining life expectancy of the Member or the remaining life expectancy of the Member’s designated Beneficiary, determined as follows:
(i)	The Member’s remaining life expectancy is calculated using the age of the Member in the year of death, reduced by one for each subsequent year.
(ii)	If the Member’s Surviving Spouse is the Member’s sole designated Beneficiary, the remaining life expectancy of the Surviving Spouse is calculated for each distribution calendar year after the year of the Member’s death using the Surviving Spouse’s age as of the Spouse’s birthday in that year. For distribution calendar years after the year of the Surviving Spouse’s death, the remaining life expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.
(iii)	If the Member’s Surviving Spouse is not the Member’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Member’s death, reduced by one for each subsequent year.
(b)	No Designated Beneficiary. If the Member dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Member’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Member’s death is the quotient obtained by dividing the Member’s account balance by the Member’s remaining life expectancy calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(2)	Death Before Date Distributions Begin.
(a)	Participant Survived by Designated Beneficiary. Except as provided in the adoption agreement, if the Member dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Member’s death is the quotient obtained by dividing the Member’s account balance by the remaining life expectancy of the Member’s designated Beneficiary, determined as provided in section 6(D)(1) of Article VII.
(b)	No Designated Beneficiary. If the Member dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.
(c)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Member dies before the date distributions begin, the Member’s surviving spouse is the Member’s sole designated Beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under section 6(B)(2)(a) of Article VII, this section 6(D)(2) of Article VII will apply as if the Surviving Spouse were the Member.
(E)	Definitions.
(1)	Designated Beneficiary. The individual who is designated by the Member (or the Member’s Surviving Spouse) as the Beneficiary of the Member’s interest under the Plan and who is the designated Beneficiary under Section 401(a)(9) of Code and Section 1.401(a)(9)-4 of the Treasury Regulations.
(2)	Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Member’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Member’s Required Beginning Date. For distributions beginning after the Member’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under section 6(B)(2) of Article VII. The required minimum distribution for the Member’s first distribution calendar year will be made on or before the Member’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Member’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.
(3)	Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9, Q&A-1 of the Treasury Regulations.
(4)	Member’s Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5)	Required Beginning Date. The required beginning date of a Member is April 1 of the calendar year following the later of the calendar year in which the Member attains age 70 1/2 or the calendar year in which the participant retires, except that the benefit distributions to a 5% owner must commence by April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2.
(6)	5% owner. A Member is treated as a 5% owner for purposes of this Section 5 if such Member is a 5% owner as defined in Section 416 of the Code at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2. Once distributions have begun to a 5% owner under this Section 5 they must continue to be distributed, even if the Member ceases to be a 5% owner in a subsequent year.
(F)	TEFRA Section 242(b)(2) Elections.
(1)	Notwithstanding the other requirements of this Section 6 of Article VII, distribution on behalf of any Employee, including a 5% owner who has made a designation under section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (a “section 242(b)(2) election”) may be made in accordance with all of the following requirements (regardless of when such distribution commences):
(a)	The distribution by the Plan is one which would not have disqualified such Plan under section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.
(b)	The distribution is in accordance with a method of distribution designated by the Member whose interest in the Plan is being distributed or, if the Member is deceased, by a Beneficiary of such Member.
(c)	Such designation was in writing, was signed by the Member or the Beneficiary, and was made before January 1, 1984.
(d)	The Member had accrued a benefit under the Plan as of December 31, 1983.
(e)	The method of distribution designated by the Member or the Beneficiary specifies the time at which distributions will commence, the period over which distributions will be made, and in the case of any distribution upon the Member’s death, the Beneficiaries of the Member listed in order of priority.
(2)	A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Member.

(3)	For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Member, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in Sections 6(F)(1)(a) and 6(F)(1)(e) of Article VII.
(4)	If a designation is revoked, any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the Treasury Regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the Treasury Regulations thereunder, but for the section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).
(5)	In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Treasury Regulations Section 1.401(a)(9)-8, Q&A-14 and Q&A-15, shall apply.
(G)	Transition Rules.
(1)	Required minimum distributions before November 1, 2002 were made pursuant to Article VII, Sections 3(C) and 6(G)(2) through 6(G)(3) below, as applicable.
(2)	2000 and Before. Required minimum distributions for calendar years after 1984 and before 2001 were made in accordance with Section 401(a)(9) and the proposed Treasury Regulations thereunder published in the Federal Register on July 27, 1987 (the “1987 Proposed Regulations”).
(3)	2001 and 2002 . Required minimum distributions for calendar years 2001 and 2002 (made on or after November 1, 2001 and on or before October 31, 2002) were made in accordance with Section 401(a)(9) and the Treasury Regulations thereunder that were proposed on January 17, 2001.

ARTICLE VIII LOAN PROGRAM
Section 1. General
An Employer may, at its option, make available this loan program for any Member (and, if applicable under Section 8 of this Article, any Beneficiary), subject to applicable law. In the event amounts are transferred to the Plan from a retirement plan subject to Section 401(a)(11) of the Code, no loans may be made from a married Member’s Account without the written consent of such Member’s Spouse which shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be secured by any portion of such Member’s Account. The consent must be in writing, must acknowledge the effect of the loan, and must be notarized. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. In the event an Employer elects the loan program under this Article VIII, loans shall be available from the Rollover Accounts of any Employees of the Employer who have not yet become Members.
Section 2. Loan Application
(A)	Subject to the restrictions described in Paragraph (B) of this Section, a Member in Employment may borrow from his Account by filing an application with the Pentegra DC Plan Office. Such application (hereinafter referred to as a “completed application”) shall (i) specify the terms pursuant to which the loan is requested to be made and (ii) provide such information and documentation as the Board shall require, including a note, duly executed by the Member, granting a security interest of an amount not greater than 50% of his vested Account, to secure the loan. With respect to such Member, the completed application shall authorize the repayment of the loan through payroll deductions. Such loan will become effective upon the Valuation Date coinciding with or next following the date on which his completed application and other required documents were received by the Pentegra DC Plan Office, subject to the same conditions with respect to the amount to be transferred under this Section which are specified in the Plan procedures for determining the amount of payments made under Article VII, Section 1(A) of the Plan.
(B)	The Board shall establish standards in accordance with the Code and ERISA which shall be uniformly applicable to all Members eligible to borrow from their interests in the Trust Fund similarly situated and shall govern the approval or disapproval of completed applications. The terms for each loan shall be set solely in accordance with such standards.
(C)	In accordance with the Board’s established standards, each completed application shall be reviewed and approved or disapproved as soon as practicable after the receipt thereof, and the applying Member shall be promptly notified of such approval or disapproval. Notwithstanding the foregoing, the review of a completed application, or payment of the proceeds of an approved loan, may be deferred if the proceeds of the loan would otherwise be paid during the period commencing on December 1 and ending on the following January 31.

(D)	Subject to Paragraph (C) of this Section and Paragraph (C) of Section 6 of this Article VIII, upon approval of a completed application, payment of the loan to the Member shall be made from the Investment Fund(s) in the same proportion that the designated portion of the Member’s Account is invested at the time of the loan, and the relevant portion of the Member’s interest in such Investment Fund(s) shall be cancelled and shall be transferred in cash to the Member. The Pentegra DC Plan Office shall maintain sufficient records regarding such amounts to permit an accurate crediting of repayments of the loan.
Section 3. Permitted Loan Amount
The amount of each loan may not be less than $1,000 nor more than the maximum amount as described below. The maximum amount available for loan under the Plan (when added to the outstanding balance of all other loans from the Plan to the borrowing Member) shall not exceed the lesser of: (a) $50,000 reduced by the excess (if any) of (i) the highest outstanding loan balance attributable to the Account of the Member requesting the loan from the Plan during the one year period ending on the day preceding the date of the loan, over (ii) the outstanding balance of all other loans from the Plan to the Member on the date of the loan, or (b) 50 percent of the value of the Member’s vested Account based on the latest available information on the date on which the Pentegra DC Plan Office receives the completed application for the loan and other required documents. In determining the maximum amount that a Member may borrow, all vested assets of his Account, will be taken into consideration, provided that, where the Employer has not elected to make a Member’s entire Account available for loans or where a Member’s Account contains investments in a brokerage account which shall not be available for loans, in no event shall the amount of the loan exceed the value of such vested portion of the Member’s Account from which loans are permissible.
Section 4. Source of Funds for Loan
The amount of the loan will be deducted from the Member’s Account in the Investment Funds in accordance with Section 2(D) of this Article and the Plan procedures for determining the amount of payments made under Article VII, Section 1(A). An Employer may elect to not make loans available to Members from a Member’s Regular Account, 401(k) Account, Safe Harbor CODA Account, Profit Sharing Account (including Profit Sharing Rollover amounts), and/or Rollover Account from which the loan shall be allocable based upon the Member’s designation. Any portion of a Member’s Account which is invested in a brokerage account shall not be available for loans. The account from which the Member first chooses to borrow must be exhausted before the Member can borrow any amount from the other account. A loan will first be allocable (to the extent the Employer permits Members to take loans from one or more of the Members’ Accounts) out of the amounts which are the least accessible to the Member unless elected otherwise.
Section 5. Conditions of Loan
(A)	Each loan to a Member under the Plan shall be repaid in level amounts through regular payroll deductions after the effective date of the loan, and continuing thereafter with each payroll. Notwithstanding the foregoing sentence, at the election of the Employer, a loan may be repaid in level monthly payments or on a payroll period basis, provided that the Employer applies such election uniformly to all Members. Except as otherwise required by the Code and the IRS Regulations, each loan shall have a repayment period of not less than 12 months and not in excess of 60 months except that, if the purpose of the loan is the purchase of a primary residence, not more than 180 months. After the first 3 monthly payments of the loan have been satisfied, the Member may pay the outstanding loan balance (including accrued interest from the due date).

(B)	The rate of interest for the term of the loan will be established as of the loan date, and will be the Barron’s Prime Rate (base rate) plus 1% as published on the last Saturday of the preceding month, or such other rate as may be required by applicable law and determined by reference to the prevailing interest rate charged by commercial lenders under similar circumstances. The applicable rate would then be in effect through the last business day of the month.
(C)	Repayment of all loans under the Plan shall be secured by 50% of the Member’s vested interest in his Account determined as of the origination of such loan.
(D)	Only one loan may be made to a Member in the Plan Year from his Account (excluding the Member’s Rollover Account), except that a second loan may be made from the Member’s Rollover Account, if any, in such Plan Year, unless the Employer does not permit loans to be made from the Member’s Rollover Account.
(E)	There shall be a reasonable origination fee and/or an annual administration fee assessed to the Member’s Account for each loan made to a Member or Beneficiary.
Section 6. Crediting of Repayment
(A)	Upon lending any amount to a Member, the Board shall establish and maintain a loan receivable account with respect to, and for the term of, the loan. The allocations described in this Section shall be made from the loan receivable account.
(B)	Upon receipt of each monthly or payroll period installment payment and the crediting thereof to the Member’s loan receivable account, there shall be allocated to the Member’s Account in the Investment Funds in accordance with his most recent investment instruction the principal portion of the installment payment plus that portion of the interest equal to the rate determined in Section 5(B) of this Article.
(C)	The unpaid balance owed by a Member on a loan under the Plan shall not reduce the amount credited to his Account. However, from the time of payment of the proceeds of the loan to the Member, such Account shall be deemed invested, to the extent of such unpaid balance, in such loan until the complete repayment thereof or distribution from such Account. Any loan repayment shall first be deemed allocable to a Member’s Regular Account contributions, then earnings on such Member’s Regular Account contributions and finally Employer contributions plus earnings. Notwithstanding the preceding sentence, any loan repayment of amounts derived from a Member’s 401(k) Account, Regular Account and Rollover Account shall be applied to such accounts on a proportionate basis that reflects the allocable portion of those Member accounts deemed invested in the loan.

Section 7. Cessation of Payments on Loan
(A)	If a Member, while employed, fails to make a monthly or payroll period installment payment when due, as specified in the completed application, subject to applicable law, he will be deemed to have received a distribution of the outstanding balance of the loan. If such default occurs after the first 3 monthly payments of the loan have been satisfied, the Member may pay the outstanding balance, including accrued interest from the due date, by the last day of the calendar quarter following the calendar quarter which contains the due date of the last monthly installment payment, in which case no such distribution will be deemed to have occurred. Subject to applicable law, notwithstanding the foregoing, a Member that borrows amounts from his 401(k) Account may not cease to make monthly installment payments while employed and receiving a Salary from the Employer.
(B)	Except as otherwise provided under Section 8 below, upon a Member’s termination of Employment, death or Disability, or the termination of his Employer’s participation in the Plan, no further monthly installment payments may be made. Unless the outstanding balance, including accrued interest from the due date, is paid by the last day of the calendar quarter following the calendar quarter of the date of such occurrence, the Member will be deemed to have received a distribution of the outstanding balance of the loan including accrued interest from the due date. This Subsection (B) shall also apply to a Member (i) whose Employer terminates its participation in the Plan without establishing or maintaining a qualified successor plan (as defined in Article VII, Section 3) to which the Member’s Account could be transferred, (ii) who elects not to transfer the total accumulated balance of his Account to such qualified successor plan, as provided under Article VII, Section 3(A), where the Employer has satisfied all conditions and requirements to permit such transfer, or (iii) who fails to transfer outstanding loan balances as provided under Article VII, Section 3(A)(2).
Section 8. Loans to Former Members and Beneficiaries
Notwithstanding any other provisions of this Article VIII, a Member who terminates Employment for any reason or whose Employer terminates participation in the Plan (a “Terminated Member”) shall be permitted to continue making scheduled repayments with respect to any loan balance outstanding at the time he becomes a Terminated Member and any Terminated Member (or Beneficiary) shall be permitted to borrow from his Account if his Employer (or the Employer of the Member with respect to whom he is a Beneficiary) permitted loans under the Plan at the time he became a Terminated Member (or became entitled to benefits as a Beneficiary). If any individual who continues to make repayments or who borrows from his Account pursuant to this Section 8 fails to make a monthly installment payment by the end of the calendar quarter following the calendar quarter of the scheduled payment date, he will be deemed to have received a distribution of the outstanding balance of the loan.

ARTICLE IX ADMINISTRATION OF PLAN
Section 1. Board of Directors
(A)	The general administration of the Plan and the general responsibility for carrying out the provisions of the Plan shall be placed in a Board of Directors who must be Members of the Plan. The President of the Plan shall be the chief administrative officer of the Plan, a member ex officio of the Board and, for purposes of ERISA, the “plan administrator.” The Board shall constitute the “named fiduciary” for purposes of ERISA. The Board may adopt, and amend from time to time, by-laws not inconsistent with the Trust and the Plan and shall have such duties and exercise such powers as are provided in the Plan, Trust Agreement and by-laws. The number of Directors, their method of election and their terms of office shall be governed by such by-laws. The Board shall hold an annual meeting each year and may hold additional meetings from time to time.
(B)	The Board members shall serve without compensation, but shall be reimbursed for any reasonable expenses incurred in their capacities as Board members. Neither the Plan Administrator, nor any Board member, officer or employee of the Plan shall be personally liable by virtue of any contract or other instrument executed by him or on his behalf in such capacity nor for any mistake of judgment made in good faith. Each Employer, by its participation in the Plan, agrees that each member of the Board and officer and employee of the Plan shall be indemnified by the Employer for any liability, in excess of that which is covered by insurance, arising out of any act or omission to act in connection with the Plan, except for fraud or willful misconduct. The obligation to pay any such expense shall be allocated among the Employers by the Board in such manner as the Board deems equitable.
(C)	The Board shall elect from its membership a chairman and a vice chairman of the Board, and shall elect such other officers of the Plan as the Board deems desirable. The Board may appoint committees and shall arrange for such legal, accounting, investment advisory or management, administrative and other services as it deems appropriate to carry out the Plan, and may act in reliance upon the advice and actions of the persons or firms providing such services. The Board may delegate to any committee, officer, employee or agent the authority to perform any act pertaining to the Plan or the administration thereof. No Employer shall under any circumstances or for any purpose be deemed an agent of the Board. The Board shall cause to be maintained proper accounts and accounting procedures and shall submit an Annual Report on the operations of the Plan to each Employer for the information of its members. The Board may adopt by-laws governing the conduct of its affairs and may amend such by-laws from time to time.
(D)	The Board shall have the exclusive right to interpret the Plan and to determine any question arising under or in connection with the administration of the Plan. Its decision or action in respect thereof shall be conclusive and binding upon all persons having an interest in the Trust or under the Plan. The Board shall have no duty to see that contributions received by the Trustee under the Plan comply with the provisions of the Plan, nor any duty to enforce payment of any contributions under the Plan.

(E)	(1)	All claims for benefits under the Plan shall be submitted in writing to, and within a reasonable period of time decided by, the President of the Plan. If the claim is wholly or partially denied, written notice of the denial shall be furnished within 90 days after receipt of the claim; provided that, if special circumstances require an extension of time for processing the claim, an additional 90 days from the end of the initial period shall be allowed for processing the claim, in which event the claimant shall be furnished with a written notice of the extension prior to the termination of the initial 90-day period indicating the special circumstances requiring an extension. The written notice denying the claim shall set forth the reasons for the denial, including specific reference to pertinent provisions of the Plan on which the denial is based, a description of any additional information necessary to perfect the claim and information regarding review of the claim and its denial.
(2)	A claimant may review all pertinent documents and may request a review by the Board of a decision denying the claim. Such a request shall be made in writing and filed with the Board within 60 days after delivery to the claimant of written notice of the decision. Such written request for review shall contain all additional information which the claimant wishes the Board to consider. The Board may hold a hearing or conduct an independent investigation, and the decision on review shall be made as soon as possible after the Board’s receipt of the request for review. Written notice of the decision on review shall be furnished to the claimant within 60 days after receipt by the Board of a request for review, unless special circumstances require an extension of time for processing, in which event an additional 60 days shall be allowed for review and the claimant shall be so notified in writing. Written notice of the decision on review shall include specific reasons for the decision. For all purposes under the Plan, such decision on claims (where no review is requested) and decision on review (where review is requested) shall be final, binding and conclusive on all interested persons as to participation and benefits eligibility, the amount of benefits and as to any other matter of fact or interpretation relating to the Plan.
Section 2. Trust Agreement
(A)	The Board shall enter into one or more Trust Agreements with a Trustee or Trustees selected by the Board. The Trust established under any such agreement shall be a part of the Plan and shall provide that all funds received by the Trustee as contributions under the Plan and the income therefrom (other than such part as is necessary to pay the expenses and charges referred to in Paragraph (B) of this Section) shall be held in the Trust Fund for the exclusive benefit of the Members or their Beneficiaries, and managed, invested and reinvested and distributed by the Trustee in accordance with the Plan. Sums received for investment may be invested (i) wholly or partly through the medium of any common, collective or commingled trust fund maintained by a bank or other financial institution and which is qualified under Sections 401(a) and 501(a) of the Code and constitutes a part of the Plan, or (ii) wholly or partly through the medium of a group annuity or other type of contract issued by an insurance company and constituting a part of the Plan, and utilizing, under any such contract, general, commingled or individual investment accounts. Subject to the provisions of Article XII, the Board may from time to time and without the consent of any Employer, Member or Beneficiary (a) amend the Trust Agreement or any such insurance contract in such manner as the Board may deem necessary or desirable to carry out the Plan, (b) remove the Trustee and designate a successor Trustee upon such removal or upon the resignation of the Trustee, and (c) provide for an alternate funding agency under the Plan. The Trustee shall make payments under the Plan only to the extent, in the amounts, in the manner, at the time, and to the persons as shall from time to time be set forth and designated in written authorizations from the Board.

(B)	The Trustee shall from time to time charge against and pay out of the Trust Fund taxes of any and all kinds whatsoever which are levied or assessed upon or become payable in respect of such Fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent not paid by the Employers, the Trustee shall also charge against and pay out of the Trust Fund other expenses incurred by the Trustee in the performance of its duties under the Trust, the expenses incurred by the Board in the performance of its duties under the Plan (including reasonable compensation for agents and cost of services rendered in respect of the Plan), such compensation of the Trustee as may be agreed upon from time to time between the Board and the Trustee, and all other proper charges and disbursements of the Trustee or the Board.

ARTICLE X MISCELLANEOUS PROVISIONS
Section 1. General Limitations
(A)	In order that the Plan be maintained as a qualified plan and trust under the Code, contributions in respect of a Member shall be subject to the limitations set forth in this Section, notwithstanding any other provision of the Plan. The contributions in respect of a Member to which this Section is applicable are his own contributions and his Employer’s contributions.
For purposes of this Section 1, a Member’s contributions shall be determined without regard to any rollover contributions (as defined by Section 401(a)(5) of the Code). For purposes of this Section 1, a Member’s compensation shall be a Member’s Form W-2 compensation (within the meaning of IRS Regulation Section 1.415(c)-2(d)(4)).
(B)	Annual additions to a Member’s Account (including his 401(k) Account, Regular Accounts and his Profit Sharing Account) and to any other defined contribution plan maintained by the Member’s Employer in respect of any Plan Year may not exceed the limitations set forth in Section 415 of the Code, which are incorporated by reference. For these purposes, “annual additions” shall have the meaning set forth in Section 415(c)(2) of the Code, as modified elsewhere in the Code and the Regulations, and the limitation year shall mean the Plan Year unless any other twelve consecutive month period is designated pursuant to a written resolution adopted by the Employer and approved by the Board.
Effective for limitation years beginning after December 31, 2001, except to the extent permitted under Article III, Section 9 of the Plan and Section 414(v) of the Code, if applicable, the annual additions that may be contributed or allocated to a Member’s Account under the Plan for any limitation year shall not exceed the lesser of:
(i)	$40,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code, or
(ii)	100 percent of the Member’s compensation, within the meaning of section 415(c)(3) of the Code, for the limitation year.
(C)	In the event that, due to forfeitures, reasonable error in estimating a Member’s compensation, or other limited facts and circumstances, total contributions to a Member’s Account are found to exceed the limitations of this Section, the Board shall cause contributions made under Article III, Section 1 in excess of such limitations to be refunded to the affected Member, with earnings thereon, and shall take appropriate steps to reduce, if necessary, the Employer contributions made with respect to those returned contributions. Such refunds shall not be deemed to be withdrawals, loans, or distributions from the Plan. If a Member’s annual contributions exceed the limitations contained in Paragraph (B) of this Section after the Member’s Article III, Section 1 contributions, with earnings thereon, if any, have been refunded to such Member, the Profit Sharing contribution to be allocated to any Member in respect of any Contribution Determination Period (including allocations as provided in this Paragraph) shall instead be allocated to or for the benefit of all other Members who are

Employees in Employment as of the last day of the Contribution Determination Period as determined under Article III, Section 8(c) and allocated in the same proportion that each such Member’s Salary for such Contribution Determination Period bears to the total Salary for such Contribution Determination Period of all such Members or, the Board may, at the election of the Employer, utilize such excess to reduce the contributions which would otherwise be made for the succeeding Contribution Determination Period by the Employer. If, with respect to any Contribution Determination Period, there is an excess Profit Sharing contribution, and such excess cannot be fully allocated in accordance with the preceding sentence because of the limitations prescribed in Paragraph (B) of this Section, the amount of such excess which cannot be so allocated shall be allocated to the Employer Hold Account and made available to the Employer pursuant to the terms of Article VI, Section 2(B)(2) except that any such excess contribution may not be applied to reduce administrative expenses (in accordance with Article IX, Section 2). The Board, in accordance with Paragraph (D) of this Section, shall take whatever additional action may be necessary to assure that contributions to Members’ Accounts meet the requirements of this Section.
(D)	In addition to the steps set forth in Paragraph (C) above, the Board may from time to time adjust or modify the maximum limitations applicable to contributions made in respect of a Member under this Section 1 as may be required or permitted by the Code or ERISA prior to or following the date that allocation of any such contributions commence and shall take appropriate action to real locate the annual contributions which would otherwise have been made but for the application of this Section.
(E)	Membership in the Plan shall not give any Employee the right to be retained in the Employment of his Employer and shall not affect the right of the Employer to discharge any Employee.
(F)	Each Member, Spouse and Beneficiary assumes all risk in connection with any decrease in the market value of the assets of the Trust Fund. Neither the Board nor the Trustee guarantees that upon withdrawal the value of a Member’s Account, his Profit Sharing Account, and/or his Rollover Account will be equal to or greater than the amount of the Member’s own deferrals or contributions, or those credited on his behalf in which the Member has a vested interest, under the Plan.
(G)	The establishment, maintenance or crediting of a Member’s Account pursuant to the Plan shall not vest in such Member any right, title or interest in the Trust Fund except at the times and upon the terms and conditions and to the extent expressly set forth in the Plan and the Trust Agreement.
(H)	The Trust Fund shall be the sole source of payments under the Plan and the Employer and the Board assume no liability or responsibility for such payments, and each Member, Spouse or Beneficiary who shall claim the right to any payment under the Plan shall be entitled to look only to the Trust Fund for such payment. All contributions to the Trust Fund shall be deemed to have been made in the State of New York.

Section 2. Top Heavy Provisions
In respect of any Employer, the Plan will be considered a Top Heavy Plan for any Plan Year if it is determined to be a Top Heavy Plan as of the last day of the preceding Plan Year.
The provisions of this Section 2 shall apply and supersede all other provisions in the Plan during each Plan Year with respect to which the Plan, with regard to such Employer, is determined to be a Top Heavy Plan.
(A)	For purposes of this Section 2, the following terms shall have the meanings set forth below:
(1)	“Affiliate” shall mean any entity affiliated with any Employer within the meaning of Section 414(b), 414(c) or 414(m) of the Code, or pursuant to the IRS Regulations under Section 414(o) of the Code, except that for purposes of applying the provisions hereof with respect to the limitation on contributions, Section 415(h) of the Code shall apply.
(2)	“Aggregation Group” shall mean the group composed of each qualified retirement plan of the Employer or an Affiliate in which a Key Employee is a member and each other qualified retirement plan of the Employer or an Affiliate which enables a plan of the Employer or an Affiliate in which a Key Employee is a member to satisfy Sections 401(a)(4) or 410 of the Code. In addition, the Board may choose to treat any other qualified retirement plan as a member of the Aggregation Group if such Aggregation Group will continue to satisfy Sections 401(a)(4) and 410 of the Code with such plan being taken into account.
(3)	“Key Employee” shall mean a “Key Employee” as defined in Sections 416(i)(1) and (5) of the Code and the IRS Regulations. For purposes of Section 416 of the Code and for purposes of determining who is a Key Employee, an Employer which is not a corporation may have “officers” only for Plan Years beginning after December 31, 1985. For purposes of determining who is a Key Employee pursuant to this Subparagraph (3), compensation shall have the meaning prescribed in Section 414(s) of the Code or, to the extent required by the Code or the IRS Regulations, Section 1.415-2(d) of the IRS Regulations.
(4)	“Non Key Employee” shall mean a “Non Key Employee” as defined in Section 416(i)(2) of the Code and the IRS Regulations thereunder.
(5)	“Top Heavy Plan” shall mean a “Top Heavy Plan” as defined in Section 416(g) of the Code and the IRS Regulations thereunder.
(6)	“Determination Date” shall mean the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year.
(7)	“Top Heavy Ratio” is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the applicable Determination Date (including any part of any account balance distributed in the five-year period ending on the Determination Date), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the Determination Date), both computed in accordance with Section 416 of the Code and the IRS Regulations thereunder.

(B)	Subject to the provisions of Paragraph (D) below, for each Plan Year that the Plan is a Top Heavy Plan, the Employer’s contribution allocable to each Employee (other than a Key Employee) who has satisfied the eligibility requirement(s) of Article II, Section 2, and who is in service at the end of the Plan Year shall not be less than the lesser of (i) 3% of such eligible Employee’s compensation (as defined in Section 414(s) of the Code or, to the extent required by the Code or the IRS Regulations, Section 1.415-2(d) of the Regulations), provided that for any Plan Year beginning on or after January 1, 1994 no more than $150,000 (adjusted for cost of living to the extent permitted by the Code and the IRS Regulations) shall be taken into account), or (ii) the percentage at which Employer contributions for such Plan Year are made and allocated on behalf of the Key Employee for whom such percentage is the highest. For the purpose of determining the appropriate percentage under clause (ii), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan. Clause (ii) shall not apply if the Plan is required to be included in an Aggregation Group which enables a defined benefit plan also required to be included in said Aggregation Group to satisfy Sections 401(a)(4) or 410 of the Code. Contributions attributable to salary reduction that are made to a Key Employee’s 401(k) Account and Roth 401(k) Account shall be taken into account in determining the minimum required contribution under this Subsection (B).
(C)	If the Plan is a Top Heavy Plan for any Plan Year, and (i) the Employer has elected a vesting schedule under Article VI for an employer contribution type which does not satisfy the minimum Top Heavy vesting requirements or (ii) if the Employer has not elected a vesting schedule for an employer contribution type, the vested interest of each Member, who is credited with at least one Hour of Employment on or after the Plan becomes a Top Heavy Plan, for each employer contribution type in his Account described in clause (i) or (ii) above, shall not be less than the percentage determined in accordance with the following schedule:

Completed	Vested
Years of Employment	Percentage

Less than 2	0%
2 but less than 3	20%
3 but less than 4	40%
4 but less than 5	60%
5 but less than 6	80%
6 or more	100%
Notwithstanding the schedule provided above, if the Plan is a Top Heavy Plan for any Plan Year and if an Employer has elected a cliff vesting schedule for an employer contribution type described in clause (i) or (ii) above, the vested interest of each Member, who is credited with at least one Hour of Employment on or after the Plan becomes a Top Heavy Plan, for such employer contribution type in his Account, shall not be less than the percentage determined in accordance with the following schedule:

Completed	Vested
Years of Employment	Percentage

Less than 3	0%
3 or more	100%

(D)	The Board shall, to the maximum extent permitted by the Code and in accordance with the IRS Regulations, apply the provisions of this Section 2 by taking into account the benefits payable and the contributions made under the Pentegra Defined Benefit Plan for Financial Institutions or any other qualified plan maintained by an Employer, to prevent inappropriate omissions or required duplication of minimum contributions.
(E)	Effective for Plan Years beginning after December 31, 2001, for purposes of determining whether the Plan is a top-heavy plan under Section 416(g) of the Code, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years, the following provisions shall apply:
(1)	“Key Employee” shall mean any Employee or former Employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.
(2)	The present value of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”
The accrued benefits accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.
(3)	Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan, or any other plan maintained by the Employer, to the maximum extent permitted by the Code and in accordance with the IRS Regulations. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

The employer may elect to provide that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of section 401(k)(12) of the Code and matching contributions with respect to which the requirements of section 401(m)(11) of the Code are met).
Section 3. Information and Communications
Each Employer, Member, Spouse and Beneficiary shall be required to furnish the Board with such information and data as may be considered necessary by the Board. All notices, instructions and other communications with respect to the Plan shall be in such form as is prescribed from time to time by the Board, shall be mailed by first class mail or delivered personally, and shall be deemed to have been duly given and delivered only upon actual receipt thereof by the Board. All information and data submitted by an Employer or a Member, including a Member’s birth date, marital status, salary and circumstances of his employment and termination thereof, may be accepted and relied upon by the Board. All communications from the Board or the Trustee to an Employer, Member, Spouse or Beneficiary shall be deemed to have been duly given if mailed by first class mail to the address of such person as last shown on the records of the Plan.
Section 4. Small Account Balances
Notwithstanding the foregoing provisions of the Plan, and except as provided in Article III, Section 6(B)(6), if the value of all of a Member’s Account under the Plan (including a Profit Sharing Account and a Rollover Account, if any), when aggregated is equal to or exceeds $500, then no Account will be distributed without the consent of the Member prior to age 65 (at the earliest).
Section 5. Amounts Payable to Incompetents, Minors or Estates
If the Board shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due him or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may be paid to his Spouse, relative or any other person deemed by the Board to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Trust Fund therefor.
Section 6. Non-alienation of Amounts Payable
Except insofar as may otherwise be required by applicable law, or Article VIII, or pursuant to the terms of a Qualified Domestic Relations Order, no amount payable under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate shall be void; nor shall the Trust Fund in any manner be liable for or subject to the debts or liabilities of any person entitled to any such amount payable; and further, if for any reason any amount payable under the Plan would not devolve upon such person entitled thereto, then the Board, in its discretion, may terminate his interest and hold or apply such amount for the benefit of such person or his dependents as it may deem proper. For the purposes of the Plan, a “Qualified Domestic Relations Order” means any judgment, decree or order (including approval of a property settlement agreement) which has been determined by the Board in accordance with procedures established under the Plan, to constitute a Qualified Domestic Relations Order within the meaning of Section 414(p)(1) of the Code. No amounts may be withdrawn under Article VII and Article III, Section 8, and no loans granted under Article VIII, if the Pentegra DC Plan Office has received a document which may be determined following its receipt to be a Qualified Domestic Relations Order prior to completion of review of such order by the Office within the time period prescribed for such review by the IRS Regulations.
Section 7. Unclaimed Amounts Payable
If the Board cannot ascertain the whereabouts of any person to whom an amount is payable under the Plan, and if, after 5 years from the date such payment is due, a notice of such payment due is mailed to the address of such person, as last shown on the records of the Plan, and within 3 months after such mailing such person has not filed with the Board written claim therefor, the Board may direct in accordance with ERISA that the payment (including the amount allocable to the Member’s contributions) be cancelled, and used in abatement of the Plan’s administrative expenses, provided that appropriate provision is made for recrediting the payment if such person subsequently makes a claim therefor.
Section 8. Leaves of Absence
(A)	Contribution allocations and vesting service continue to the extent provided in Paragraphs (B)(1), (2), (3) or (4), below, during any approved Leave of Absence, provided that the Employer notifies the Plan of its intention to grant to a specific Employee or Member, pursuant to the Employer’s policy which is uniformly applicable to all its Employees under similar circumstances, one of the Leaves of Absence described in Paragraph (B) below, and agrees to notify the Plan at the conclusion of such leave.
(B)	For purposes of the Plan there are only four types of approved Leaves of Absence:
(1)	Non-military leave granted to a Member for a period not in excess of one year during which service is recognized for vesting purposes and the Member is entitled to share in any supplemental contributions under Article III, Section 3 or forfeitures under Article VI, Section 2, if any, on a pro rata basis, determined by the Salary earned during the Plan Year or Contribution Determination Period; or
(2)	Non-military leave or layoff granted to a Member for a period not in excess of one year during which service is recognized for vesting purposes, but the Member is not entitled to share in any contributions or forfeitures as defined under (1) above, if any, during the period of the leave; or
(3)	To the extent not otherwise required by applicable law, military or other governmental service leave granted to a Member from which he returns directly to the service of the Employer. Under this leave, a Member may not share in any contributions or forfeitures as defined under (1) above, if any, during the period of the leave, but vesting service will continue to accrue; or

(4)	To the extent not otherwise required by applicable law, a military leave granted at the option of the Employer to a Member who is subject to military service pursuant to an involuntary call-up in the Reserves of the U.S. Armed Services from which he returns to the service of the Employer within 90 days of his discharge from such military service. Under this leave, a Member is entitled to share in any contributions or forfeitures as defined under (1) above, if any, and vesting service will continue to accrue. Notwithstanding any provision of the Plan to the contrary, if a Member has one or more loans outstanding at the time of this leave, repayments on such loan(s) may be suspended, if the Member so elects, until such time as the Member returns to the service of the Employer or the end of the leave, if earlier.
The determination of who is a Highly Compensated Employee will be made in accordance with Section 414(q) of the Code and the IRS Regulations thereunder.
(C)	Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contribution allocations and vesting service with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. Loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code during such period of qualified military service.
Section 9. Return of Contributions to Employer
(A)	In the case of a contribution that is made by an Employer by reason of a mistake of fact, such Employer may request the return to it of such contribution within one year after the payment of the contribution, provided such refund is made within one year after the payment of the contribution.
(B)	In the case of a contribution made by an Employer or a contribution otherwise deemed to be an Employer contribution under the Code, such contribution shall be conditioned upon the deductibility of the contribution by the Employer under Section 404 of the Code. To the extent the deduction for such contribution is disallowed, in accordance with IRS Regulations, the Employer may request the return to it of such contribution within one year after the disallowance of the deduction.
Section 10. Controlling Law
The Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of New York (without regard to the principles of the conflicts of laws thereof) and ERISA.

ARTICLE XI TERMINATION OF EMPLOYER PARTICIPATION
Section 1. Termination by Employer
Any Employer may terminate its participation in the Plan by giving the Board written notice specifying a termination date which shall be a Valuation Date at least 60 days subsequent to the date such notice is received by the Board.
Section 2. Termination by Board
The Board may terminate any Employer’s participation, as of a termination date specified by the Board, if the Board determines that the Employer has failed to make proper contributions or to comply with any other provision of the Plan or any applicable rulings or Regulations under the Code, within 15 days after notice and demand by the Board. Except as provided under Article III, Section 3, upon complete discontinuance of an Employer’s contributions, its participation shall automatically terminate, and its termination date shall be a Valuation Date specified by the Board which is within 3 months subsequent to the last day through which the Employer’s contributions to the Trust Fund were paid.
Section 3. Termination Distribution
If an Employer’s participation is terminated, the Board shall promptly notify the IRS and such other appropriate governmental authority as applicable law may require. Neither the Employer not its Employees shall make any further contributions under the Plan after the termination date, except that the Employer shall remit to the Board an amount equal to the product of (i) $60 multiplied by (ii) the number of the Employer’s Members and Employees with a balance in their Accounts as of the termination date, to defray the cost of implementing its termination. If the Employer elects to permit transfers to a qualified successor plan in accordance with Article VII, Section 3, for which Pentegra Services, Inc., will provide services, the Board may waive the withdrawal fees provided for in this Section 3. Except as Article III, Section 4 may provide, each Employee may thereafter withdraw the current value of his Accounts in accordance with Article VII. Subject to the provisions of Article XII, Paragraph (D), an Employer whose participation has been terminated pursuant to this Article may transfer assets under its prior Plan to a qualified successor plan, provided such plan satisfies the requirements contained in Article VII, Section 3 and the transfer is otherwise in accordance with the procedures of such Section.
Upon the termination of participation under the Plan of an Employee’s or Member’s Employer, any rights of the Employee or Member to make contributions, rollovers or transfers to the Plan shall cease.

ARTICLE XII AMENDMENT OR TERMINATION OF THE PLAN AND TRUST
(A)	The Board shall have the right to amend or terminate the Plan or Trust Agreement at any time in whole or in part, for any reason, and without the consent of any Employer, Member or Beneficiary, and each Employer by its adoption of the Plan and Trust shall be deemed to have delegated this authority to the Board. No amendment, however, shall impair such rights of payment as the Member or his Beneficiary would have had, if such amendment had not been made, with respect to contributions made by him or on his behalf prior to such amendment, except to the extent that such amendment is, in the opinion of the Board, necessary or desirable to qualify or maintain the Plan and the Trust as a plan and trust meeting the requirements of Sections 401(a) and 501(a) of the Code as now in effect or hereafter amended, or any other applicable section of the Code now or hereafter in force from time to time; and no amendment shall make it possible for any part of the Trust Fund (other than such part as may be necessary to pay the expenses and charges referred to in Article IX) to be used for purposes other than for the exclusive benefit of Members or their Beneficiaries.
(B)	In the event of termination of the Plan by the Board or upon a complete discontinuance of contributions under the Plan, the Units credited to each Member’s Account as of the date of such termination or complete discontinuance of contributions shall be fully vested in the Member, and the Trustee shall upon direction of the Board liquidate the assets of the Trust Fund with such promptness as the Trustee deems prudent. When such liquidation has been completed and after provision for all expenses and charges referred to in Article IX, and proportionate adjustment of all Plan Accounts to reflect such expenses, the Trustee shall pay to each person who was a Member on such termination date (or in the event of his death on or after such date, to his Spouse or Beneficiary) a lump sum equal to the amount, if any, then credited to his Account after such liquidation and provision for expenses and charges.
(C)	Notwithstanding any termination of the Plan by the Board, the Board shall remain in existence and all the provisions of the Plan shall remain in force which are necessary for the execution of the Plan and the distribution of the Trust Fund assets in accordance with this Article.
(D)	No assets of the Plan shall in any event be merged, consolidated with, or transferred to any other plan unless each Member affected thereby would, if such plan then terminated immediately after such event, receive thereunder a benefit which is equal to or greater than the benefit to which he would have been entitled if the Plan had terminated immediately before such event.
(E)	In the event that any governmental authority or the Board determines that a partial termination (within the meaning of ERISA) of the Plan has occurred as to any Employer, then the Units credited to the Account of each Member who is affected thereby shall be fully vested in such Member and the provisions of Article XI and this Article XII, which in the opinion of the Board are necessary for the execution of the Plan and the allocation and distribution of assets of the Plan, shall apply.

TRUSTS ESTABLISHED UNDER THE PLAN
Assets of the Plan are held in trust under Trust Agreements with Bank of New York, pursuant to Article IX, Section 2 of the Plan. Any Employer or Member may obtain a copy of these Trust Agreements from the office of the Plan.